Exhibit 10.110

OFFICE LEASE

by and between

LPC CORRIDORS, LLC,

an Arizona limited liability company

(“Landlord”)

and

EVO TRANSPORTATION & ENERGY SERVICES INC.,

a Delaware corporation

(“Tenant”)

Dated as of

November 27, 2019

OFFICE LEASE

THIS OFFICE LEASE is made between LPC CORRIDORS, LLC, an Arizona limited liability company (“Landlord”), and the Tenant described in Item 1 of the Basic Lease Provisions.

LEASE OF PREMISES

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, subject to all of the terms and conditions set forth herein, those certain premises (the “Premises”) described in Item 3 of the Basic Lease Provisions and as shown in the drawing attached hereto as Exhibit A-2. The Premises are located in the Building described in Item 2 of the Basic Lease Provisions. The Building is located on that certain land (the “Land”) more particularly described on Exhibit A-1 attached hereto, which is also improved with landscaping, parking facilities and other improvements, fixtures and common areas and appurtenances now or hereafter placed, constructed or erected on the Land (sometimes referred to herein as the “Project”).

BASIC LEASE PROVISIONS

1.	Tenant:	EVO Transportation & Energy Services Inc., a Delaware corporation (“Tenant”)

2.	Building:	2075 W. Pinnacle Peak Road
Phoenix, Arizona 85027

3.	Description of Premises:	Suite: 130

	Rentable Area:	6,359 rental square feet

	Building Size:	163,051 rentable square feet (subject to Paragraph 18)

4.	Tenant’s Proportionate
	Share:	3.9% (6,359 rsf/164,437 rsf (See Paragraph 3)

5.	Basic Annual Rent*:	(See Paragraph 2)

Months 1 to 5, inclusive (the
	“Abatement Period”):	$12,188.08; but abated and to be $0.00 during the
	Monthly Installment:	Abatement Period (“Abated Rent”)

Months 6 to 17, inclusive:
	Monthly Installment:	$12,188.08

Months 18 to 29, inclusive:
	Monthly Installment:	$12,453.04

Months 30 to 41, inclusive:
	Monthly Installment:	$12,718.00

Months 42 to 53, inclusive:
Monthly Installment:	$12,982.96

Months 54 to 65, inclusive:
Monthly Installment:	$13,247.92

* Basic Annual Rent is shown herein in the amount of 1/12th thereof, as the Monthly Installment. Tenant shall also pay Landlord the applicable rental tax (currently 2.9%) with each Monthly Installment of Basic Annual Rent.

6.	Installment Payable
	Upon Execution:	$25,789.45 consisting of: (i) $12,541.54 [First Monthly Installment, plus rental tax]; and (ii) $13,247.92 [Security Deposit]

7.	Security Deposit
	Payable Upon Execution:	$13,247.92 (See Paragraph 2(c))

8.	Base Year for Operating Costs:	2020 (See Paragraph 3)

	Base Year for Real Estate Taxes:	2020 (See Paragraph 3)

	Base Year for Utilities:	2020 (See Paragraph 3)

9.	Initial Term:

65 months, commencing on the Commencement Date, anticipated to be February 1, 2020. If the Commencement Date occurs on a date other than the first day of a calendar month, the Initial Term shall be for a period of 65 months, plus the remaining portion of the month in which the Commencement Date occurs (See Paragraph 1)

10.	Term Extension:	Two (2) five-year options (See Paragraph 1(d))

11.	Use:	General office use

12.	Broker(s) (See Paragraph 19(k)):

	Landlord’s Broker:	Colton Trauter Lee & Associates 3200 East Camelback Road, Suite 100 Phoenix, Arizona 85018

	Tenant’s Broker:	Bobbie Lorraine Mastracci Sales & Commercial Leasing Division Phoenix West Commercial LLC

13.	Number of Parking Spaces:

Thirty-two (32) of which up to nine (9) may be covered reserved spaces (“Covered Reserved Spaces”) at a charge of $35.00 per stall per month (“Parking Fees”); and (ii) the remaining parking stalls shall be unreserved parking spaces (“Unreserved Spaces”) at no additional charge to Tenant throughout the Initial Term (See Paragraph 18). All charges for the Covered Reserved Spaces shall be abated during the first twenty-nine (29) months of the Term.

14.	Addresses for Notices:

	To: TENANT:	To: LANDLORD:

Prior to occupancy of the Premises:

	EVO Transportation & Energy	LPC Corridors, LLC
	Services Inc.	c/o Arcadia Management
	8285 West Lake Pleasant Pkwy	P.O. Box 10
	Peoria, AZ 85382	Scottsdale, Arizona 85252-0010
	Attn: Secretary	Attn: Carey Benincasa

After occupancy of the Premises:With a copy to:

	EVO Transportation &	LPC Corridors, LLC
	Energy Services Inc.	Libitzky Property Companies
	2075 W. Pinnacle Peak Road	1475 Powell Street, Suite 201
	Suite 130	Emeryville, CA 94608
Phoenix, Arizona 85027
Attn: Secretary

15.	Place of Payment:

All payments payable under this Lease shall be made out to the Landlord, and shall be sent to Landlord c/o Arcadia Management, P.O. Box 10, Scottsdale, Arizona 85252-0010, or to such other address as Landlord may designate in writing. In addition, Tenant may arrange with Landlord for monthly electronic payments.

16.	Guarantor:	None

17.	Date of this Lease:	See cover page

18.	Landlord’s Construction	(See Exhibit B)
Obligation(s):

19.	The “State” is the State of Arizona.

20.	Right of Second Offer:	(See Paragraph 1(e))

This Lease consists of the foregoing introductory paragraphs and Basic Lease Provisions, the provisions of the Standard Lease Provisions (the “Standard Lease Provisions”) (consisting of Paragraphs 1 through 19 which follow) and Exhibits A-1 through A-4 and Exhibits B through Exhibit G, all of which are incorporated herein by this reference. In the event of any conflict between the provisions of the Basic Lease Provisions and the provisions of the Standard Lease Provisions, the Standard Lease Provisions shall control.

STANDARD LEASE PROVISIONS

1.	TERM

(a)The Initial Term of this Lease and the Rent (defined below) shall commence on the earliest of (i) the date that the Tenant Improvements are Substantially Completed, or (ii) the date the Tenant Improvements would have been Substantially Completed except for Tenant Delays (the “Commencement Date”). Unless earlier terminated in accordance with the provisions hereof, the Initial Term of this Lease shall be the period shown in Item 9 of the Basic Lease Provisions. As used herein, “Lease Term” shall mean the Initial Term referred to in Item 9 of the Basic Lease Provisions, subject to any extension of the Initial Term hereof exercised in accordance with the terms and conditions expressly set forth herein. This Lease shall be a binding contractual obligation effective upon execution hereof by Landlord and Tenant, notwithstanding the later commencement of the Initial Term of this Lease. The terms “Tenant Improvements” and “Substantial Completion” or “Substantially Completed” are defined in the attached Exhibit B Work Letter. “Tenant Delays” consist of those delays defined in Exhibit B.

(b)The Premises will be delivered to Tenant when the Tenant Improvements have been Substantially Completed; provided, however, that Tenant shall be entitled to occupy the Premises fifteen (15) days prior to the Commencement Date solely for the purposes of installing Tenant’s furniture, fixtures and equipment. Upon the Commencement Date, and so long as Tenant is not in default beyond applicable Notice and cure hereunder, Tenant shall have access to the Premises twenty four (24) hours per day, seven (7) days per week. If the Commencement Date is delayed, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom.

(c)Upon Substantial Completion of the Tenant Improvements, Landlord shall prepare and deliver to Tenant, Tenant’s Initial Certificate in the form of Exhibit F attached hereto (the “Certificate”) which Tenant shall acknowledge by executing a copy and returning it to Landlord. If Tenant fails to sign and return the Certificate to Landlord within ten (10) days of its receipt from Landlord, the Certificate as sent by Landlord shall be deemed to have correctly set forth the Commencement Date and the other matters addressed in the Certificate.

(d)Option to Extend Term.

Tenant shall have two (2) options (each a “Renewal Option”) to extend the Lease Term for the entire Premises then being leased to Tenant. The Renewal Options shall each be for a five (5) year period (each a “Renewal Term”). The Renewal Term(s) shall commence on the day after the Expiration Date and the day after the last day of the first Renewal Term, respectively. The Renewal Option shall be void if there exists an event of default by Tenant of this Lease by Tenant, either at the time of exercise of the Renewal Option or the time of commencement of the Renewal Term. Each Renewal Option must be exercised, if at all, by written Notice (“Renewal Notice”) from Tenant to Landlord given not less than nine (9) months and not more than twelve (12) months prior to the expiration of the then current Lease Term. The Renewal Term shall be upon the same terms and conditions as the original Lease Term, except that: (A) the Basic Annual Rent (payable in monthly installments) shall be adjusted to that amount which is One Hundred and Three percent (103%) of the then Annual Basic Rent (and the Annual Basic rent shall thereafter increase each year by three percent (3%)); (B) Tenant shall not be entitled to any tenant improvement allowance during the Renewal Term; and (C) from and after the exercise of each Renewal Option, (1) all references to “Expiration Date” shall be deemed to refer to the last day of the applicable Renewal Term, and (2) all references to “Lease Term” shall be deemed to include the Renewal Term. The Renewal Option is personal to Tenant and shall be inapplicable and null and void if Tenant assigns its interest under this Lease.

(e)Right of Second Offer. Landlord hereby grants to Tenant a one-time right of second offer to lease any space that becomes available in the Building at 2001 W. Pinnacle Peak Road (the “2001 Space”) if such space is or becomes vacant and available during the Lease Term (the “Second Offer Space”). The Second Offer Space is the subject of a Right of First Offer to an existing tenant (the “First Offer Holder”) at the Building at 2001 W. Pinnacle Peak Road. If Tenant does not lease the Second Offer Space after being offered such space in accordance with the terms of this Paragraph 1(e), Tenant shall have no further right to lease the Second Offer Space. Tenant’s right of second offer shall be on the terms and conditions set forth in this Paragraph 1(e).

(i)Procedure for Offer. Landlord shall notify Tenant (such Notice being hereinafter called the “Offer Notice”) of Landlord’s intention to lease such space, simultaneously with Landlord similarly notifying the First Offer Holder. Such Offer Notice shall specifically set forth the size of such space, and shall constitute an offer by Landlord to lease such space to Tenant in accordance with the terms set forth in the Offer Notice (collectively, the “ROFO Economic Terms”). Tenant shall have until 5:00 pm on the tenth (10th) business day after the giving of the Offer Notice to accept such offer and to lease such space described in the Offer Notice from Landlord in accordance with the ROFO Economic Terms, provided, however, that if the First Offer Holder elects to accept such terms, then this Right of Second Offer shall expire and be of no further force or effect.

(ii)Procedure for Acceptance. If Tenant wishes to exercise Tenant’s right of second offer with respect to the Second Offer Space, then within ten (10) business days after delivery of the Offer Notice to Tenant, Tenant shall deliver Notice to Landlord of Tenant’s intention to exercise its right of first offer with respect to the entire Second Offer Space described in the Offer Notice. Notwithstanding anything to the contrary contained herein, Tenant must elect to exercise its right of second offer, if at all, with respect to all of the space offered by Landlord to Tenant at any particular time, and Tenant may not elect to lease only a portion of the Right of Second Offer Space. If Tenant fails to respond in writing to such Notice within said ten (10) business day period, or does not accept the entire Second Offer Space, then Tenant shall be deemed to have waived its right of first offer with respect to such Second Offer Space.

(iii)Lease of Second Offer Space. If Tenant timely exercises Tenant’s right to lease the Second Offer Space as set forth herein (and the First offer Holder fails or declines to exercise its Right of First Offer), Landlord and Tenant shall execute an amendment adding such Second Offer Space to this Lease upon the same non-economic terms and conditions as applicable to the Premises, and the ROFO Economic Terms as provided in Paragraph 1(e)(i). Tenant shall commence payment of Rent for the Second Offer Space and the lease term of the Second Offer Space shall commence upon the date (“Second Offer

Commencement Date”) otherwise identified as the “Commencement Date” set forth in the ROFO Economic Terms.

(iv)Conditions to Right of Second Offer. Tenant’s rights under this Paragraph 1(e) shall be subject to the conditions (all of which conditions are solely for Landlord’s benefit and may, in Landlord’s sole discretion, be waived) that: (i) at the time of exercise and thereafter at all times prior to the commencement of Tenant’s leasing of the Second Offer Space, there shall be no default by Tenant under the terms of this Lease beyond any applicable Notice or cure and (ii) Tenant must not have sublet more than ten percent (10%) of the Premises.

2.	BASIC ANNUAL RENT AND SECURITY DEPOSIT

(a)Tenant agrees to pay during each Lease Year (defined below) of the Lease Term as Basic Annual Rent (“Basic Annual Rent”) for the Premises the sums shown for such periods in Item 5 of the Basic Lease Provisions, plus applicable rental tax. For purposes of this Lease, a “Lease Year” shall be each twelve (12) calendar month period commencing on the Commencement Date (or anniversary thereof). If at any time during the Lease Term a default beyond all applicable Notice and cure periods by Tenant occurs, then, in addition to any other rights and remedies Landlord may have, Tenant shall pay Landlord the then-unamortized portion of the Basic Annual Rent actually abated.

(b)Except as expressly provided to the contrary herein, Basic Annual Rent shall be payable in equal consecutive monthly installments, in advance, without demand, deduction or offset, commencing on the Commencement Date and continuing on the first day of each calendar month thereafter until the expiration of the Lease Term. The first full monthly installment of Basic Annual Rent shall be payable upon Tenant’s execution of this Lease. The obligation of Tenant to pay Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. If the Commencement Date is a day other than the first day of a calendar month, then the Rent for such partial month shall be calculated on a per diem basis based on the rate of the Basic Annual Rent due during Month 10 of the Initial Term. In the event Landlord delivers possession of the Premises to Tenant prior to the Commencement Date, Tenant agrees it shall be bound by and subject to all terms, covenants, conditions and obligations of this Lease during the period between the date possession is delivered and the Commencement Date, other than the payment of Basic Annual Rent, in the same manner as if delivery had occurred on the Commencement Date.

(c)Simultaneously with the execution of this Lease, Tenant has paid or will pay Landlord the security deposit (the “Security Deposit”) in Item 7 of the Basic Lease Provisions as security for the performance of the provisions hereof by Tenant. Landlord shall not be required to keep the Security Deposit separate from its general funds and Tenant shall not be entitled to interest thereon.

If Tenant defaults with respect to any provision of this Lease, including, without limitation, the provisions relating to the payment of Rent or the cleaning of the Premises upon the termination of this Lease, Landlord may, but shall not be required to, use, apply or retain all or any part of the Security Deposit (i) for the payment of any Rent or any other sum in default, (ii) for the payment of any other amount which Landlord may reasonably spend or become obligated to spend by reason of Tenant’s default hereunder, or (iii) to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default hereunder, including, without limitation, costs and reasonable attorneys’ fees incurred by Landlord to recover possession of the Premises following a default by Tenant hereunder. If any portion of the Security Deposit is so used or applied, Tenant shall, upon demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to the appropriate amount, as determined hereunder. Provided no event of default is outstanding and Tenant has paid all sums due and owing to Landlord, the Security Deposit or any balance thereof shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within sixty (60) days following the expiration of the Lease Term.

(d)The parties agree that for all purposes hereunder the Premises shall be stipulated to contain the number of square feet of Rentable Area described in Item 3 of the Basic Lease Provisions and is not subject to remeasurement.

3.	ADDITIONAL RENT

(a)If Operating Costs (defined below) for the Project for any calendar year during the Lease Term exceed Base Operating Costs (defined below), Tenant shall pay to Landlord as Additional Rent (“Operating Costs Additional Rent”) an amount equal to Tenant’s Proportionate Share (defined below) of such excess (“Operating Costs Excess”). If Real Estate Taxes (defined below) for the Project for any calendar year during the Lease Term exceed Base Real Estate Taxes (defined below), Tenant shall pay to Landlord as Additional Rent (“Taxes Additional Rent”) an amount equal to Tenant’s Proportionate Share of such excess (“Taxes Excess”). If Utilities (defined below) for the Project for any calendar year during the Lease Term exceed Base Utilities (defined below), Tenant shall pay to Landlord as Additional Rent (“Utility Additional Rent”) an amount equal to Tenant’s Proportionate Share of such excess (“Utility Excess”). The term “Additional Rent” shall mean, collectively, the Operating Costs Additional Rent, Taxes Additional Rent and the Utility Additional Rent.

(b)“Tenant’s Proportionate Share” is the percentage number described in Item 4 of the Basic Lease Provisions.

(c)The term “Base Operating Costs” means all Operating Costs incurred or payable by Landlord during the calendar year specified as Tenant’s Base Year for Operating Costs in Item 8 of the Basic Lease Provisions. The term “Base Real Estate Taxes” shall mean all Real Estate Taxes incurred or payable by Landlord during the calendar year specified as Tenant’s Base Year for Real Estate Taxes in Item 8 of the Basic Lease Provisions. The term “Base Utilities” shall mean all Utilities incurred or payable by Landlord during the calendar year specified as Tenant’s Base Year for Utilities in Item 8 of the Basic Lease Provisions. Notwithstanding the forgoing provisions of this paragraph or any provision in this Lease to the contrary, Tenant’s Proportionate Share of the Operating Costs Excess attributable to Controllable Expenses shall not increase by more than five percent (5%) per calendar year, on cumulative, compounded basis. As used herein, Controllable Expenses shall mean all expenses incurred by Landlord on the Project, other than Taxes, insurance, and Utilities.

(d)“Operating Costs” means all costs, expenses and obligations incurred or payable by Landlord in connection with the operation, ownership, management, repair or maintenance of the Building and the Project during or allocable to the Lease Term, including without limitation, the following:

(i)The cost of fuel, supplies, equipment, tools, materials, service contracts, janitorial services for the Common Areas restrooms only, waste and refuse disposal, gardening and landscaping; insurance, including, but not limited to, public liability, fire, property damage, flood, rental loss, rent continuation, boiler machinery, business interruption, contractual indemnification and All Risk coverage insurance for up to the full replacement cost of the Project and such other insurance as is customarily carried by operators of other similar class office buildings in the city in which the Project is located, to the extent carried by Landlord in its discretion, and the deductible portion of any insured loss otherwise covered by such insurance; the cost of compensation, including employment, welfare and social security taxes, paid vacation days, disability, pension, medical and other fringe benefits of all persons (including independent contractors) who perform services connected with the operation, maintenance, repair or replacement of the Project; personal property taxes on and maintenance and repair of equipment and other personal property used in connection with the operation, maintenance or repair of the Project; repair and replacement of window coverings provided by Landlord in the premises of tenants in the Project; such reasonable auditors’ fees and legal fees as are incurred in connection with the operation, maintenance or repair of the Project; reasonable costs incurred for administration and management of the Project (capped at 3% of gross receipts for the Project); the maintenance of any easements or ground leases benefitting the Project, whether by Landlord or by an independent contractor; a reasonable allowance for depreciation of personal property used in the operation, maintenance or repair of the Project; license, permit and inspection fees; all costs and expenses required by any governmental or quasi-governmental authority or by applicable law, for any reason, including capital improvements, whether capitalized or not, and the cost of any capital improvements made to the Project by Landlord that improve life-safety systems or reduce operating expenses (such costs to be amortized over such reasonable periods as Landlord shall reasonably determine); the cost of air conditioning, heating, ventilating, plumbing, and other mechanical and electrical systems repair, replacement and maintenance; sign maintenance; and Common Area (defined below) repair, resurfacing, operation and maintenance; and the cost of providing security services, if any, deemed appropriate by Landlord. Notwithstanding the foregoing, the cost of any items which under federal income tax law are required to be capitalized, shall be depreciated or amortized by Landlord over a period which is consistent with either (at Landlord’s sole option) tax basis of accounting or (using the useful life of the items as determined by Landlord) generally accepted accounting principles, and only the portion being depreciated or amortized for a given period, together with interest thereon, may be included in the costs and expenses of which Tenant pays its proportionate share.

The following items shall be excluded from Operating Costs:

(A)leasing commissions, attorneys’ fees, costs and disbursements and other expenses incurred in connection with leasing, renovating or improving vacant space in the Project for tenants or prospective tenants of the Project;

(B)costs (including permit, license and inspection fees) incurred in renovating or otherwise improving or decorating, painting or redecorating space for tenants or vacant space;

(C)Landlord’s costs of any services sold to tenants for which Landlord is entitled to be reimbursed by such tenants as an additional charge or rental over and above the Basic Annual Rent and Operating Costs payable under the lease with such tenant or other occupant;

(D)any depreciation or amortization of the Project except as expressly permitted herein;

(E)costs incurred due to a violation of Law (defined below) by Landlord relating to the Project;

(F)interest on debt or amortization payments on any mortgages or deeds of trust or any other debt for borrowed money;

(G)all items and services for which Tenant or other tenants reimburse Landlord outside of Operating Costs;

(H)repairs or other work occasioned by fire, windstorm or other work paid for through insurance or condemnation proceeds (excluding any deductible); and

(I)repairs resulting from any defect in the original design or construction of the Project.

(e)All real property taxes, assessments, license fees, excises, levies, charges, assessments, both general and special assessments, or impositions and other similar governmental ad valorem or other charges levied on or attributable to the Project or its ownership, operation or transfer, and all taxes, charges, assessments or similar impositions imposed in lieu of the same (collectively, “Real Estate Taxes”). Real Estate Taxes shall also include all taxes, assessments, license fees, excises, levies, charges or similar impositions imposed by any governmental agency, district, authority or political subdivision (A) on any interest of Landlord, any mortgagee of Landlord or any interest of Tenant in the Project, the Premises, or on the occupancy or use of space in the Project or the Premises; (B) for the provision of amenities, services or rights of use, whether or not exclusive, public, quasi-public or otherwise made available on a shared use basis, including amenities, services or rights of use such as fire protection, police protection, street, sidewalk, lighting, sewer or road maintenance, refuse removal or janitorial services or for any other service, without regard to whether such services were formerly provided by governmental or quasi-governmental agencies to property owners or occupants at no cost or at minimal cost; and (C) related to any transportation plan, fund or system instituted within the geographic area of the Project or otherwise applicable to the Premises, the Project or any portion thereof. Real Estate

Taxes shall not include any estate, inheritance successor, transfer, gift, franchise, corporation, income or profit tax imposed by the State or federal government on Landlord unless such income, franchise, transfer or profit taxes are in substitution for any Real Estate Taxes payable hereunder.

(f)The term “Utilities” shall mean all electricity, gas, water, sewer and other utility costs incurred by Landlord in each calendar year in connection with operating the Building and the Project.

(g)Operating Costs and Utilities for any calendar year during which actual occupancy of the Project is less than one hundred percent (100%) of the Rentable Area of the Project shall be appropriately adjusted to reflect ninety five percent (95%) occupancy of the existing Rentable Area of the Project during such period. In determining Operating Costs and Utilities, if any services or Utilities are separately charged to tenants of the Project or others, Operating Costs and/or Utilities, as applicable, shall be adjusted by Landlord to reflect the amount of expense which would have been incurred for such services or Utilities on a full time basis for normal Project operating hours.

(h)Prior to the commencement of each calendar year of the Lease Term following the Commencement Date, Landlord shall have the right to give to Tenant a written estimate of Tenant’s Proportionate Share of the Operating Costs Excess, Taxes Excess and Utility Excess, if any, for the Project for the ensuing year. Tenant shall pay such estimated amount to Landlord in equal monthly installments, in advance on the first day of each month. Within a reasonable period after the end of each calendar year, Landlord shall furnish Tenant a statement indicating in reasonable detail the excess of (i) Operating Costs over Base Operating Costs for such period, (ii) Real Estate Taxes over Base Real Estate Taxes for such period and (iii) Utilities over Base Utilities for such period, and the parties shall, within thirty (30) days thereafter, make any payment or allowance necessary to adjust Tenant’s estimated payments to Tenant’s actual share of such excess as indicated by such annual statement. Any payment due Landlord shall be payable by Tenant within thirty (30) days after an invoice from Landlord. Any amount due Tenant shall be credited against installments next becoming due under this Paragraph or refunded to Tenant within thirty (30) days after request, if requested by Tenant.

(i)All capital levies or other taxes assessed or imposed on Landlord upon the rents payable to Landlord under this Lease and any excise, transaction, sales or privilege tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents from the Premises and/or the Project or any portion thereof shall be paid by Tenant to Landlord monthly in estimated installments or upon demand, at the option of Landlord, as Additional Rent to be allocated to monthly Operating Costs, Real Estate Taxes and/or Utilities, as applicable.

(j)Tenant shall pay ten (10) days before delinquency, all taxes and assessments (i) levied against any personal property, tenant improvements or trade fixtures of Tenant in or about the Premises and (ii) based upon this Lease or any document to which Tenant is a party creating or transferring an interest in this Lease or an estate in all or any portion of the Premises. If any such taxes or assessments are levied against Landlord or Landlord’s property or if the assessed value of the Project is increased by the inclusion therein of a value placed upon such personal property or trade fixtures, Tenant shall upon demand reimburse Landlord for the taxes and assessments so levied against Landlord, or such taxes, levies and assessments resulting from such increase in assessed value.

(k)Any delay or failure of Landlord in (i) delivering any estimate or statement described in this Paragraph 3, or (ii) computing or billing Tenant’s Proportionate Share of excess Operating Costs, excess Real Estate Taxes and/or excess Utilities shall not constitute a waiver of its right to require an increase in Rent, or in any way impair, the continuing obligations of Tenant under this Paragraph 3. In the event of any dispute as to any Additional Rent due under this Paragraph 3, an officer of Tenant or Tenant’s certified public accountant shall have the right after reasonable notice and at reasonable times to inspect Landlord’s accounting records at Landlord’s accounting office. If after such inspection, Tenant still disputes such Additional Rent, upon Tenant’s written request therefor, a certification as to the proper amount of Operating Costs, Real Estate Taxes and/or Utilities and the amount due to or payable by Tenant shall be made by an independent certified public accountant mutually agreed to by Landlord and Tenant. If Landlord and Tenant cannot mutually agree to an independent certified public accountant, then the parties agree that Landlord shall choose an independent certified public accountant to conduct the certification as to the proper amount of Tenant’s Proportionate Share of Operating Costs, Real Estate Taxes, and/or Utilities due by Tenant for the period in question; provided, however, such certified public accountant shall not be the accountant who conducted Landlord’s initial calculation of Operating Costs, Real Estate Taxes and/or Utilities to which Tenant is now objecting. Such certification shall be final and conclusive as to all parties. If the certification reflects that Tenant has overpaid Tenant’s Proportionate Share of Operating Costs, Real Estate Taxes and/or Utilities for the period in question, then Landlord shall credit such excess to Tenant’s next payment of Operating Costs, Real Estate Taxes and/or Utilities and conversely, if Tenant has underpaid Tenant’s Proportionate Share of Operating Costs, Real Estate Taxes and/or Utilities, Tenant shall promptly pay such additional Operating Costs Real Estate Taxes and/or Utilities to Landlord. Tenant agrees to pay the cost of such certification and the investigation with respect thereto. Tenant waives the right to dispute any matter relating to the calculation of Operating Costs, Real Estate Taxes, Utilities or Additional Rent under this Paragraph 3 if any claim or dispute is not asserted in writing to Landlord within one hundred eighty (180) days after delivery to Tenant of the original billing statement with respect thereto.

(l)Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant’s Proportionate Share of excess Operating Costs, Real Estate Taxes and/or Utilities for the year in which this Lease terminates, Tenant shall pay any increase due over the estimated Operating Costs, Real Estate Taxes and/or Utilities paid within thirty (30) days after receipt of an invoice for same, and conversely, any overpayment made by Tenant shall be promptly refunded to Tenant by Landlord within thirty (30) days after the determination of same.

(m)Landlord and Tenant agree that each provision of this Lease for determining charges, amounts, and Additional Rent payments by Tenant is commercially reasonable.

(n)The Basic Annual Rent, as adjusted pursuant to Paragraphs 2, 3 and 7, and other amounts required to be paid by Tenant to Landlord hereunder (including the Operating Costs Excess, Taxes Excess and Utility Excess), are sometimes collectively referred to as, and shall constitute, “Rent”.

4.	IMPROVEMENTS AND ALTERATIONS

(a)Landlord’s sole construction obligation under this Lease is set forth in the Work Letter attached hereto as Exhibit B.

(b)Any alterations, additions, or improvements made by or on behalf of Tenant to the Premises after the Tenant Improvements are substantially completed by Landlord (“Alterations”) shall be subject to Landlord’s prior written consent. Notwithstanding the foregoing, provided Tenant otherwise complies with the provisions of this Paragraph 4, Landlord’s consent shall not be required for any Alterations costing less than $30,000. Tenant shall cause, at its sole cost and expense, all Alterations to comply with insurance requirements and with Laws and shall construct, at its sole cost and expense, any alteration or modification required by Laws as a result of any Alterations. All Alterations shall be constructed at Tenant’s sole cost and expense and in a good and workmanlike manner by contractors reasonably acceptable to Landlord and only good grades of materials shall be used. All plans and specifications for any Alterations shall be submitted to Landlord for its approval, which approval will not be unreasonably withheld, delayed or conditioned. Landlord may monitor construction of the Alterations. Landlord’s right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to see that such plans and specifications or construction comply with applicable laws, codes, rules and regulations. Landlord shall have the right, in its sole discretion, to instruct Tenant to remove those improvements or Alterations from the Premises which (i) were not approved in advance by Landlord, (ii) were not built in conformance with the plans and specifications approved by Landlord, or (iii) Landlord specified during its review of plans and specifications for Alterations would need to be removed by Tenant upon the expiration of this Lease. If Landlord approved the construction of Alterations, then Tenant shall not be obligated to remove such Alterations at the expiration of this Lease. Landlord shall not unreasonably withhold or delay its approval with respect to what improvements or Alterations Landlord may require Tenant to remove at the expiration of the Lease. If upon the termination of this Lease Landlord requires Tenant to remove any or all of such Alterations from the Premises, then Tenant, at Tenant’s sole cost and expense, shall promptly remove such Alterations and improvements and Tenant shall repair and restore the Premises to its original condition as of the Commencement Date, reasonable wear and tear excepted. Any Alterations remaining in the Premises following the expiration of the Lease Term or following the surrender of the Premises from Tenant to Landlord, shall become the property of Landlord unless Landlord notifies Tenant otherwise. Tenant shall provide Landlord with the identities and mailing addresses of all persons performing work or supplying materials, prior to beginning such construction, and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law. Tenant shall assure payment for the completion of all work free and clear of liens and shall provide certificates of insurance for worker’s compensation and other coverage in amounts and from an insurance company reasonably satisfactory to Landlord protecting Landlord against liability for bodily injury or property damage during construction. Upon completion of any Alterations and upon Landlord’s reasonable request, Tenant shall deliver to Landlord: (i) sworn statements setting forth the names of all contractors and subcontractors who did work on the Alterations;(ii) final lien waivers from all such contractors and subcontractors; (iii) a complete set of “As-Built” building plans (if applicable); and (iv) a Certificate of Occupancy for the Premises (if applicable).

(c)Tenant shall keep the Premises, the Building and the Project free from any and all liens arising out of any Alterations, work performed, materials furnished, or obligations incurred by or for Tenant. In the event that Tenant shall not, within ten (10) days following the imposition of any such lien, cause the same to be released of record by payment or posting of a bond in a form and issued by a surety acceptable to Landlord, Landlord shall have the right, but not the obligation, to cause such lien to be released by such means as it shall deem proper (including payment of or defense against the claim giving rise to such lien); in such case, Tenant shall reimburse Landlord for all amounts so paid by Landlord in connection therewith, together with all of Landlord’s costs and expenses, with interest thereon at the Default Rate (defined below) and Tenant shall indemnify each and all of the Landlord Indemnitees (defined below) against any damages, losses or costs arising out of any such claim. Tenant’s indemnification of Landlord contained in this Paragraph shall survive the expiration or earlier termination of this Lease. Such rights of Landlord shall be in addition to all other remedies provided herein or by law.

5.	REPAIRS

(a)Landlord shall keep the Common Areas of the Building and the Project in a clean and neat condition. Landlord shall make all repairs to the Premises, the Building or the Project made necessary by any gross negligence or willful misconduct of Landlord or any of its assignees, tenants, employees or their respective agents, representatives, contractors or other persons permitted in or invited to the Project by Landlord. Subject to subparagraph (b) below, and as an Operating Cost of the Project, Landlord shall make all necessary repairs, within a reasonable period following receipt of notice of the need therefor from Tenant, to the exterior walls, exterior doors, exterior locks on exterior doors and windows of the Building, and to the Common Areas and to public corridors and other public areas of the Project not constituting a portion of any tenant’s premises and shall use reasonable efforts to keep all Building standard equipment used by Tenant directly or in common with other tenants in good condition and repair and to replace same at the end of such equipment’s normal and useful life, reasonable wear and tear and casualty loss excepted. Except as expressly provided in Paragraph 9 of this Lease, there shall be no abatement of Rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Premises, the Building or the Project.

(b)Tenant, at its expense shall keep the Premises and all fixtures (and any equipment or fixtures installed by or for Tenant, for Tenant’s exclusive use) contained therein in a safe, clean and neat condition, and shall bear the cost of maintenance and repair thereof. Tenant shall make all repairs to the Premises not required to be made by Landlord under subparagraph (a) above with replacements of any materials to be made by use of materials of equal or better quality. Tenant shall do all decorating, remodeling, alteration and painting in the Premises required by Tenant during the Lease Term. Tenant shall pay for the cost of any repairs to the Premises, the Building or the Project made necessary by any gross negligence or willful misconduct of Tenant or any of its assignees, subtenants, employees or their respective agents, representatives, contractors, or other persons permitted in or invited to the Premises or the Project by Tenant. If Tenant fails to commence such repairs or replacements within fifteen (15) days after written Notice from Landlord, Landlord may at its option make such repairs or replacements, and Tenant shall upon demand pay Landlord for the cost thereof.

(c)Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises in a safe, clean and neat condition, normal wear and tear excepted. Except as otherwise set forth in Paragraph 4(b) of this Lease, Tenant shall remove from the Premises all trade fixtures, furnishings and other personal property of Tenant and all computer and phone cabling and wiring from the Premises, shall repair all damage caused by such removal, and shall restore the Premises to its original condition, reasonable wear and tear excepted. In addition to all other rights Landlord may have, in the event Tenant does not so remove any such fixtures, furnishings or personal property, Tenant shall be deemed to have abandoned the same, in which case Landlord may store the same at Tenant’s expense, appropriate the same for itself, and/or sell the same in its discretion.

6.	USE OF PREMISES

(a)Tenant shall use the Premises only for the use identified in Item 11 of the Basic Lease Provisions and shall not use the Premises or permit the Premises to be used for any other purpose. Landlord shall have the right to deny its consent to any change in the permitted use of the Premises in its sole and absolute discretion.

(b)Tenant shall not at any time use or occupy the Premises, or permit any act or omission in or about the Premises in violation of any law, statute, ordinance or any governmental rule, regulation or order (collectively, “Law” or “Laws”) and Tenant shall, upon written Notice from Landlord, discontinue any use of the Premises which is declared by any governmental authority to be a violation of Law. If any Law shall, by reason of the nature of Tenant’s use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to (i) modification or other maintenance of the Premises, the Building or the Project, or (ii) the use, alteration or occupancy thereof, Tenant shall comply with such Law at Tenant’s sole cost and expense. Provided Tenant has written Notice of same, this Lease shall be subject to and Tenant shall comply with all financing documents encumbering the Building or the Project and all covenants, conditions and restrictions affecting the Premises, the Building or the Project, including, but not limited to, Tenant’s execution of any subordination agreements requested by a mortgagee of the Premises, the Building or the Project.

(c)Tenant shall not at any time use or occupy the Premises in violation of the certificates of occupancy issued for or restrictive covenants pertaining to the Building or the Premises, and in the event that any architectural control committee or department of the State or the city or county in which the Project is located shall at any time contend or declare that the Premises are used or occupied in violation of such certificate or certificates of occupancy or restrictive covenants, Tenant shall, upon five (5) days’ Notice from Landlord or any such governmental agency, immediately discontinue such use of the Premises (and otherwise remedy such violation). The failure by Tenant to discontinue such use shall be considered a default under this Lease and Landlord shall have the right to exercise any and all rights and remedies provided herein or by Law. Any statement in this Lease of the nature of the business to be conducted by Tenant in the Premises shall not be deemed or construed to constitute a representation or guaranty by Landlord that such business will continue to be lawful or permissible under any certificate of occupancy issued for the Building or the Premises, or otherwise permitted by Law.

(d)Tenant shall not do or permit to be done anything which may invalidate or increase the cost of any fire, All Risk or other insurance policy covering the Building, the Project and/or property located therein and shall comply with all rules, orders, regulations and requirements of the appropriate fire codes and ordinances or any other organization performing a similar function. In addition to all other remedies of Landlord, Landlord may require Tenant, promptly upon demand, to reimburse Landlord for the full amount of any additional premiums charged for such policy or policies by reason of Tenant’s failure to comply with the provisions of this Paragraph 6.

(e)Tenant shall not in any way interfere with the rights or quiet enjoyment of other tenants or occupants of the Building or the Project. Tenant shall not use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain, or permit any nuisance in, on or about the Premises, the Building or the Project. Tenant shall not place weight upon any portion of the Premises exceeding the structural floor load (per square foot of area) which such area was designated (and is permitted by Law) to carry or otherwise use any Building system in excess of its capacity or in any other manner which may damage such system or the Building. Business machines and mechanical equipment shall be placed and maintained by Tenant, at Tenant’s expense, in locations and in settings sufficient in Landlord’s reasonable judgment to absorb and prevent vibration, noise and annoyance. Tenant shall not commit or suffer to be committed any waste in, on, upon or about the Premises, the Building or the Project.

(f)Tenant shall take all reasonable steps necessary to adequately secure the Premises from unlawful intrusion, theft, fire and other hazards, and shall keep and maintain any and all security devices in or on the Premises in good working order, including, but not limited to, exterior door locks for the Premises and smoke detectors and burglar alarms located within the Premises and shall cooperate with Landlord and other tenants in the Project with respect to access control and other safety matters.

(g)As used herein, the term “Hazardous Material” means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State or the United States Government, including, without limitation, any material or substance which is (A) defined or listed as a “hazardous  waste,” “pollutant,” “extremely hazardous waste “ “restricted hazardous waste,” “hazardous substance” or “hazardous  material” under any applicable federal, state or local Law or administrative code promulgated thereunder, (B) petroleum, or (C) asbestos; however, Hazardous Materials shall not include routine use of di minimis amounts of Hazardous Materials in the ordinary use of the Premises provided such uses are in accordance with all applicable law.

(i)Tenant agrees that all operations or activities upon, or any use or occupancy of the Premises, or any portion thereof, by Tenant, its assignees, subtenants, and their respective agents, servants, employees, representatives and contractors (collectively referred to herein as “Tenant Affiliates”), throughout the term of this Lease, shall be in all respects in compliance with all federal, state and local Laws then governing or in any way relating to the generation, handling, manufacturing, treatment, storage, use, transportation, release, spillage, leakage, dumping, discharge or disposal of any Hazardous Materials.

(ii)Tenant agrees to indemnify, defend and hold Landlord and its Affiliates (defined below) harmless for, from and against any and all claims, actions, administrative proceedings (including informal proceedings), judgments, damages, punitive damages, penalties, fines, costs, liabilities, interest or losses, including reasonable attorneys’ fees and expenses, court costs, consultant fees, and expert fees, together with all other costs and expenses of any kind or nature that arise during or after the Lease Term directly or indirectly from or in connection with the presence, suspected presence, or release of any Hazardous Material in or into the air, soil, surface water or groundwater at, on, about, under or within the Premises, the Building or the Project or any portion thereof caused by Tenant or Tenant Affiliates.

(iii)In the event any investigation or monitoring of site conditions or any clean-up, containment, restoration, removal or other remedial work (collectively, the “Remedial Work”) is required under any applicable federal, state or local Law, by any judicial order, or by any governmental entity as the result of operations or activities upon, or any use or occupancy of any portion of the Premises by Tenant or Tenant Affiliates, Landlord shall perform or cause to be performed the Remedial Work in compliance with such Law or order at Tenant’s sole cost and expense. All Remedial Work shall be performed by one or more contractors, selected and approved by Landlord, and under the supervision of a consulting engineer, selected by Tenant and approved in advance in writing by Landlord. All costs and expenses of such Remedial Work shall be paid by Tenant, including, without limitation, the charges of such contractor(s), the consulting engineer, and Landlord’s reasonable attorneys’ fees and costs incurred in connection with monitoring or review of such Remedial Work.

(iv)Each of the covenants and agreements of Tenant set forth in this Paragraph 6(g) shall survive the expiration or earlier termination of this Lease.

7.	UTILITIES AND SERVICES

(a)Landlord shall furnish, or cause to be furnished to the Premises, the utilities and services described in Exhibit C attached hereto, subject to the conditions and in accordance with the standards set forth therein and in this Lease; provided, however, that notwithstanding the foregoing provisions of this Paragraph 7 or any provision in this Lease or Exhibit C to the contrary, Tenant shall be separately metered for electricity and shall be solely responsible for, and shall pay directly for (i) all electricity to the Premises, and (ii) all janitorial services to the Premises, including the cost of removal of any of Tenant’s refuse and rubbish from the Premises.

(b)Tenant agrees to cooperate fully at all times with Landlord and to comply with all regulations and requirements which Landlord may from time to time prescribe for the use of the utilities and services described herein and in Exhibit C. Landlord shall not be liable to Tenant for the failure of any other tenant, or its assignees, subtenants, employees, or their respective invitees, licensees, agents or other representatives to comply with such regulations and requirements; provided, however, Landlord shall use commercially reasonable efforts to enforce applicable regulations and requirements against all tenants.

(c)In the event that Tenant shall require additional electric current, water or gas for use in the Premises and if, in Landlord’s judgment, such excess requirements cannot be furnished unless additional risers, conduits, feeders, switchboards and/or appurtenances are installed in the Building, subject to the conditions stated below, Landlord shall proceed to install the same at the sole cost of Tenant, payable upon demand in advance. The installation of such facilities shall be conditioned upon Landlord’s consent, and a determination that the installation and use thereof (i) shall be permitted by applicable Law and insurance regulations, (ii) shall not cause permanent damage or injury to the Building or adversely affect the value of the Building or the Project, and (iii) shall not cause or create a dangerous or hazardous condition or interfere with or disturb other tenants in the Building. In the case of any additional utilities or services to be provided hereunder, Landlord may require a switch and metering system to be installed so as to measure the amount of such additional utilities or services. The cost of installation, maintenance and repair thereof shall be paid by Tenant to Landlord in advance, upon demand.

(d)Landlord shall not be liable for, and Tenant shall not be entitled to, any damages, abatement or reduction of Rent, or other liability by reason of any failure to furnish any services or utilities described herein or in Exhibit C for any reason (other than Landlord’s gross negligence or willful misconduct, in which event Tenant shall be entitled to an abatement of Rent if such failure of services is not restored within 48 hours), including, without limitation, when caused by accident, breakage, repairs, Alterations or other improvements to the Project, strikes, lockouts or other labor disturbances or labor disputes of any character, governmental regulation, moratorium or other governmental action, inability to obtain electricity, water or fuel, or any other cause beyond Landlord’s control. Landlord shall be entitled to cooperate with the energy conservation efforts of governmental agencies or utility suppliers. No such failure, stoppage or interruption of any such utility or service shall be construed as an eviction of Tenant, nor shall the same relieve Tenant from any obligation to perform any covenant or agreement under this Lease. In the event of any failure, stoppage or interruption thereof, Landlord shall use reasonable efforts to attempt to restore all services promptly. No representation is made by Landlord with respect to the adequacy or fitness of the Building’s ventilating, air conditioning or other systems to maintain temperatures as may be required for the operation of any computer, data processing or other special equipment of Tenant.

(e)Landlord reserves the right from time to time to make reasonable and nondiscriminatory modifications to the above standards (including, without limitation, those described in Exhibit C) for utilities and services.

(f)In the event of a conflict between the terms of Exhibit C or any subsequent standards and the terms of this Lease, this Lease shall control.

8.	NON-LIABILITY AND INDEMNIFICATION OF LANDLORD; INSURANCE

(a)Landlord hereby indemnifies, defends and holds Tenant harmless from and against any and all losses actually suffered or incurred by Tenant as the direct result of Landlord’s gross negligence, negligence or willful misconduct. Except as set forth in the foregoing sentence, Landlord shall not be liable for any injury, loss or damage suffered by Tenant or to any person or property occurring or incurred in or about the Premises, the Building or the Project from any cause, EVEN IF SUCH LIABILITIES ARE CAUSED SOLELY OR IN PART BY THE NEGLIGENCE OF ANY LANDLORD INDEMNITEE (DEFINED BELOW), BUT NOT TO THE EXTENT SUCH LIABILITIES ARE CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY SUCH LANDLORD INDEMNITEE (DEFINED BELOW). Without limiting the foregoing, neither Landlord nor any of its partners, officers, trustees, affiliates, directors, employees, contractors, agents or representatives (collectively, “Affiliates”) shall be liable for and there shall be no abatement of Rent (except in the event of a casualty loss or a condemnation as set forth in Paragraphs 9 and 10 of this Lease and except to the extent such liabilities are caused by the gross negligence or willful misconduct of any such Landlord Indemnitee) for (i) any damage to Tenant’s property stored with or entrusted to Affiliates of Landlord, (ii) loss of or damage to any property by theft or any other wrongful or illegal act, or (iii) any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Building or the Project or from the pipes, appliances, appurtenances or plumbing works therein or from the roof, street or sub-surface or from any other place or resulting from dampness or any other cause whatsoever or from the acts or omissions of other tenants, occupants or other visitors to the Building or the Project or from any other cause whatsoever, or (iv) any latent or other defect in the Premises, the Building or the Project. Without limiting the foregoing, neither Landlord nor any of its Affiliates shall be liable for and there shall be no abatement of Rent (except in the event of a casualty loss or a condemnation as set forth in Paragraphs 9 and 10 of this Lease) for any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to the Building, whether within or outside of the Project. Tenant shall give prompt notice to Landlord in the event of (i) the occurrence of a fire or accident in the Premises or in the Building, or (ii) the discovery of a defect therein or in the fixtures or equipment thereof. This Paragraph 8(a) shall survive the expiration or earlier termination of this Lease.

(b)Tenant hereby agrees to indemnify, protect, defend and hold harmless Landlord and its designated property management company, and their respective partners, members, affiliates and subsidiaries, and all of their respective officers, directors, shareholders, employees, servants, partners, representatives, insurers and agents (collectively, “Landlord Indemnities”) for, from and against all liabilities, claims, fines, penalties, costs, damages or injuries to persons, damages to property, losses, liens, causes of action, suits, judgments and expenses (including court costs, attorneys’ fees, expert witness fees and costs of investigation), of any nature, kind or description of any person or entity, directly arising out of but only to the extent of (1) Tenant’s construction of or use, occupancy or enjoyment of the Premises, (2) any activity, work or other things done, permitted or suffered by Tenant and its agents and employees in or about the Premises, (3) any breach or default in the performance of any of Tenant’s obligations under this Lease, (4) any act, omission, negligence or willful misconduct of Tenant or any of its agents, contractors, employees, business invitees or licensees, or (5) any damage to Tenant’s property, or the property of Tenant’s agents, employees, contractors, business invitees or licensees, located in or about the Premises (collectively, “Liabilities”); EVEN IF SUCH LIABILITIES ARE CAUSED SOLELY OR IN PART BY THE NEGLIGENCE OF ANY LANDLORD INDEMNITEE, BUT NOT TO THE EXTENT SUCH LIABILITIES ARE CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY SUCH LANDLORD INDEMNITEE. This Paragraph 8(b) shall survive the expiration or earlier termination of this Lease. Notwithstanding anything to the contrary herein, Tenant’s indemnification obligation hereunder shall only extend to actual, out of pocket Liabilities and shall not include consequential, punitive, benefit of the bargain, lost profits or non-economic damages.

(c)Tenant shall promptly advise Landlord in writing of any action, administrative or legal proceeding or investigation as to which this indemnification may apply, and Tenant, at Tenant’s expense, shall assume on behalf of each and every Landlord Indemnitee and conduct with due diligence and in good faith the defense thereof with counsel reasonably satisfactory to Landlord; provided, however, that any Landlord Indemnitee shall have the right, at its option, to be represented therein by advisory counsel of its own selection and at its own expense. In the event of failure by Tenant to fully perform in accordance with this Paragraph, Landlord, at its option, and without relieving Tenant of its obligations hereunder, may so perform, but all reasonable costs and expenses so incurred by Landlord in that event shall be reimbursed by Tenant to Landlord, together with interest on the same from the date any such expense was paid by Landlord until reimbursed by Tenant, at the rate of interest provided to be paid on judgments, by the law of the jurisdiction to which the interpretation of this Lease is subject. The indemnification provided in Paragraph 8(b) shall not be limited to damages, compensation or benefits payable under insurance policies, workers’ compensation acts, disability benefit acts or other employees’ benefit acts.

(d)Insurance.

(i)Tenant at all times during the Lease Term shall, at its own expense, keep in full force and effect (A) commercial general liability insurance providing coverage against bodily injury and disease, including death resulting therefrom, bodily injury and property damage in amounts of not less than $1,000,000.00 per occurrence and $2,000,000.00 in the aggregate, which shall include provision for contractual liability coverage insuring Tenant for the performance of its indemnity obligations set forth in this Paragraph 8 and in Paragraph 6(g)(ii) of this Lease, (B) worker’s compensation insurance to the statutory limit, if any, and employer’s liability insurance to the limit of $1,000,000 per occurrence, (C) All Risk or special purpose personal property insurance covering full replacement value of all of Tenant’s personal property, trade fixtures and improvements in the Premises, (D) Tenant shall provide automobile liability insurance with minimum limits of $1,000,000.00 each accident or combined single limit, including coverage for all owned, non-owned, hired and borrowed vehicles that are driven on to the Premises or Project, (E) umbrella and/or excess liability insurance with limits not less than $2,000,000 each occurrence and in the aggregate, and (F) a policy or policies of business income/business interruption insurance and extra expense coverage that will reimburse Tenant for all direct and indirect loss of income and charges and costs incurred arising out of all named perils insured against by Tenant’s policies of property insurance, including prevention of, or denial of use of or access to, all or part of the Premises or Project as a result of those named perils, with such coverage for no less than twelve (12) months of the loss of income, charges and costs contemplated under this Lease. Landlord and its designated property management firm shall be named an additional insured or loss payee (as applicable) on each of said policies (excluding the worker’s compensation policy) and said policies shall be issued by an insurance company or companies authorized to do business in Arizona and which have policyholder ratings not lower than “A-” and financial ratings not lower than “VII” in Best’s Insurance Guide (latest edition in effect as of the Date of Lease and subsequently in effect as of the date of renewal of the required policies). EACH OF SAID POLICIES SHALL ALSO INCLUDE A WAIVER OF SUBROGATION PROVISION OR ENDORSEMENT IN FAVOR OF LANDLORD, AND, IF AVAILABLE ON COMMERCIALLY REASONABLE TERMS, AN ENDORSEMENT PROVIDING THAT LANDLORD SHALL RECEIVE THIRTY (30) DAYS PRIOR WRITTEN NOTICE OF ANY CANCELLATION OF, NONRENEWAL OF, REDUCTION OF COVERAGE OR MATERIAL CHANGE IN COVERAGE ON SAID POLICIES. Tenant

hereby waives its right of recovery against any Landlord Indemnitee of any amounts paid by Tenant or on Tenant’s behalf to satisfy applicable worker’s compensation laws. The policies or duly executed certificates showing the material terms for the same, together with satisfactory evidence of the payment of the premiums therefor, shall be deposited with Landlord on the date Tenant first occupies the Premises, within fifteen (15) days after renewals of such policies, and not less than fifteen (15) days after request by Landlord. If certificates are supplied rather than the policies themselves, Tenant shall allow Landlord, at all reasonable times, to inspect the policies of insurance required herein.

(ii)It is expressly understood and agreed that the coverages required represent Landlord’s minimum requirements and such are not to be construed to void or limit Tenant’s obligations contained in this Lease, including without limitation Tenant’s indemnity obligations hereunder. Neither shall (A) the insolvency, bankruptcy or failure of any insurance company carrying Tenant, (B) the failure of any insurance company to pay claims occurring nor (C) any exclusion from or insufficiency of coverage be held to affect, negate or waive any of Tenant’s indemnity obligations under this Paragraph 8 and Paragraph 6(g)(ii) or any other provision of this Lease. With respect to insurance coverages, except worker’s compensation, maintained hereunder by Tenant and insurance coverages separately obtained by Landlord, all insurance coverages afforded by policies of insurance maintained by Tenant shall be primary insurance as such coverages apply to Landlord, and such insurance coverages separately maintained by Landlord shall be excess, and Tenant shall have its insurance policies so endorsed. The amount of liability insurance under insurance policies maintained by Tenant shall not be reduced by the existence of insurance coverage under policies separately maintained by Landlord. Tenant shall be solely responsible for any premiums, assessments, penalties, deductible assumptions, retentions, audits, retrospective adjustments or any other kind of payment due under its policies.

(iii)Tenant’s occupancy of the Premises without delivering the certificates of insurance shall not constitute a waiver of Tenant’s obligations to provide the required coverages. If Tenant provides to Landlord a certificate that does not evidence the coverages required herein, or that is faulty in any respect, such shall not constitute a waiver of Tenant’s obligations to provide the proper insurance.

(iv)Throughout the Lease Term, Landlord shall maintain such insurance in such amounts as Landlord deems advisable. All such insurance shall be obtained from insurers Landlord reasonably believes to be financially responsible in light of the risks being insured. The premiums for any such insurance shall be a part of Operating Costs.

(e)Mutual Waivers of Recovery. Landlord, Tenant, and all parties claiming under them, each mutually release and discharge each other from responsibility for that portion of any loss or damage paid or reimbursed by an insurer of Landlord or Tenant under any fire, extended coverage or other property insurance policy maintained by Tenant with respect to its Premises or by Landlord with respect to the Building or the Project (or which would have been paid had the insurance required to be maintained hereunder been in full force and effect), no matter how caused, including negligence, and each waives any right of recovery from the other including, but not limited to, claims for contribution or indemnity, which might otherwise exist on account thereof.

Any fire, extended coverage or property insurance policy maintained by Tenant with respect to the Premises, or Landlord with respect to the Building or the Project, shall contain, in the case of Tenant’s policies, a waiver of subrogation provision or endorsement in favor of Landlord, and in the case of Landlord’s policies, a waiver of subrogation provision or endorsement in favor of Tenant, or, in the event that such insurers cannot or shall not include or attach such waiver of subrogation provision or endorsement, Tenant and Landlord shall obtain the approval and consent of their respective insurers, in writing, to the terms of this Lease. Tenant agrees to indemnify, protect, defend and hold harmless each and all of the Landlord Indemnitees from and against any claim, suit or cause of action asserted or brought by Tenant’s insurers for, on behalf of, or in the name of Tenant, including, but not limited to, claims for contribution, indemnity or subrogation, brought in contravention of this paragraph. The mutual releases, discharges and waivers contained in this provision shall apply EVEN IF THE LOSS OR DAMAGE TO WHICH THIS PROVISION APPLIES IS CAUSED SOLELY OR IN PART BY THE NEGLIGENCE OF LANDLORD OR TENANT.

(f)Business Interruption. Landlord shall not be responsible for, and Tenant releases and discharges Landlord from, and Tenant further waives any right of recovery from Landlord for, any loss for or from business interruption or loss of use of the Premises suffered by Tenant in connection with Tenant’s use or occupancy of the Premises, EVEN IF SUCH LOSS IS CAUSED SOLELY OR IN PART BY THE NEGLIGENCE OF LANDLORD.

(g)Adjustment of Claims. Tenant shall cooperate with Landlord and Landlord’s insurers in the adjustment of any insurance claim pertaining to the Building or the Project or Landlord’s use thereof.

(h)Increase in Landlord’s Insurance Costs. Tenant agrees to pay to Landlord any increase in premiums for Landlord’s insurance policies resulting from Tenant’s use or occupancy of the Premises.

(i)Failure to Maintain Insurance. Any failure of Tenant to obtain and maintain the insurance policies and coverages required hereunder or failure by Tenant to meet any of the insurance requirements of this Lease (after written Notice and any applicable cure period as provided in Section 12 below) shall constitute an event of default hereunder, and such failure shall entitle Landlord to pursue, exercise or obtain any of the remedies provided for in Paragraph 12(b), and Tenant shall be solely responsible for any loss suffered by Landlord as a result of such failure. In the event of failure by Tenant to maintain the insurance policies and coverages required by this Lease or to meet any of the insurance requirements of this Lease, Landlord, at its option, and without relieving Tenant of its obligations hereunder, may obtain said insurance policies and coverages or perform any other insurance obligation of Tenant, but all costs and expenses incurred by Landlord in obtaining such insurance or performing Tenant’s insurance obligations shall be reimbursed by Tenant to Landlord, together with interest on same from the date any such cost or expense was paid by Landlord until reimbursed by Tenant, at the rate of interest provided to be paid on judgments, by the law of the jurisdiction to which the interpretation of this Lease is subject.

9.	FIRE OR CASUALTY

(a)Subject to the provisions of this Paragraph 9, in the event the Premises, or access thereto, is wholly or partially destroyed by fire or other casualty, Landlord shall (to the extent permitted by Law and covenants, conditions and restrictions then applicable to the Project) rebuild, repair or restore the Premises and access thereto to substantially the same condition as existing immediately prior to such destruction and this Lease shall continue in full force and effect. Notwithstanding the foregoing: (i) Landlord’s obligation to rebuild, repair or restore the Premises shall not apply to any personal property, above-standard tenant improvements or other items installed or contained in the Premises; and (ii) Landlord shall have no obligation whatsoever to rebuild, repair or restore the Premises with respect to any damage or destruction occurring during the last twelve (12) months of the term of this Lease or any extension of the term. Rent shall be ratably abated during any period in which the Premises are wholly or partially destroyed by fire or other casualty and Tenant is unable to utilize the Premises or portion impacted thereby (provided, however, that such abatement is without prejudice to Landlord’s right to pursue loss of rents under applicable insurance coverage).

(b)Landlord may elect to terminate this Lease in any of the following cases of damage or destruction to the Premises, the Building or the Project: (i) where the cost of rebuilding, repairing and restoring (collectively, “Restoration”) of the Building or the Project, would, regardless of the lack of damage to the Premises or access thereto, in the reasonable opinion of Landlord, exceed twenty percent (20%) of the then replacement cost of the Building; (ii) where, in the case of any damage or destruction to any portion of the Building or the Project by uninsured casualty, the cost of Restoration of the Building or the Project, in the reasonable opinion of Landlord, exceeds $500,000; (iii) where, in the case of any damage or destruction to the Premises or access thereto by uninsured casualty, the cost of Restoration of the Premises or access thereto, in the reasonable opinion of Landlord, exceeds twenty percent (20%) of the replacement cost of the Premises; or (iv) if Landlord has not obtained appropriate zoning approvals for reconstruction of the Project, Building or Premises. Any such termination shall be made by thirty (30) days’ prior written Notice by Landlord to Tenant given within sixty (60) days after the date of such damage or destruction or by thirty (30) days’ prior written Notice by Landlord to Tenant given within sixty (60) days after the date Landlord notifies Tenant of the economics and status of repair in order to determine whether such casualty qualifies under for termination under the foregoing (same to be delivered to Tenant within sixty (60) days after such damage or destruction). If this Lease is not terminated and as the result of any damage or destruction, the Premises, or a portion thereof, are rendered untenantable, the Basic Annual Rent shall abate reasonably during the period of Restoration (based upon the extent to which such damage and Restoration materially interfere with Tenant’s business in the Premises). This Lease shall be considered an express agreement governing any case of damage to or destruction of the Premises, the Building or the Project.

(c)Notwithstanding the foregoing provisions of this Section 9 or any provision in this Agreement to the contrary, in the event of damage or destruction to the Premises, the Building or the Project that materially affects Tenant’s use or access to the Premises, and Landlord does not rebuild, repair or restore the Premises and access thereto within sixty (60) days of the date of such damage, then Tenant may provide Landlord with a notice of default and Tenant’s election to terminate this Lease (the “Default and Termination Notice”) . In the event Landlord has not cured the default by rebuilding, repairing or restoring the Premises within thirty (30) days after

Landlord’s receipt of the Default Notice (the “Cure Period”), this lease shall automatically terminate at the end of such thirty (30) day period.

10.	EMINENT DOMAIN

In the event the whole of the Premises, the Building or the Project shall be taken under the power of eminent domain, or sold to prevent the exercise thereof (collectively, a “Taking”), this Lease shall automatically terminate as of the date of such Taking. In the event a Taking of a portion of the Project, the Building or the Premises shall, in the reasonable opinion of Landlord, substantially interfere with Landlord’s operation thereof, Landlord may terminate this Lease upon thirty (30) days’ written Notice to Tenant given at any time within sixty (60) days following the date of such Taking (provided, except to the extent a portion of the Premises is taken, Landlord shall not terminate this Lease unless Landlord terminates all similarly situated tenants). In the event a Taking of a portion of the Project, the Building or the Premises shall, in the reasonable opinion of Tenant, substantially interfere with Tenant’s operation thereof, Tenant may terminate this Lease upon thirty (30) days’ written Notice to Landlord given at any time within sixty (60) days following the date of such Taking. For purposes of this Lease, the date of Taking shall be the earlier of the date of transfer of title resulting from such Taking or the date of transfer of possession resulting from such Taking. In the event that a portion of the Premises is so taken and this Lease is not terminated, Landlord shall, with reasonable diligence, use commercially reasonable efforts to proceed to restore (to the extent permitted by Law and covenants, conditions and restrictions then applicable to the Project) the Premises (other than Tenant’s personal property and fixtures, and above-standard tenant improvements) to a complete, functioning unit. In such case, the Basic Annual Rent shall be reduced proportionately based on the portion of the Premises so taken. If all or any portion of the Premises is the subject of a temporary Taking, this Lease shall remain in full force and effect and Tenant shall continue to perform each of its obligations under this Lease; in such case, Tenant shall be entitled to receive the entire award allocable to the temporary Taking of the Premises. Except as provided herein, Tenant shall not assert any claim against Landlord or the condemning authority for, and hereby assigns to Landlord, any compensation in connection with any such Taking, and Landlord shall be entitled to receive the entire amount of any award therefor, without deduction for any estate or interest of Tenant. Nothing contained in this Paragraph 10 shall be deemed to give Landlord any interest in, or prevent Tenant from seeking any award against the condemning authority for the Taking of personal property, fixtures, above standard tenant improvements of Tenant or for relocation or moving expenses recoverable by Tenant from the condemning authority. This Paragraph 10 shall be Tenant’s sole and exclusive remedy in the event of a Taking.

11.	ASSIGNMENT AND SUBLETTING

(a)Tenant shall not directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, assign, sublet, mortgage, hypothecate or otherwise encumber all or any portion of its interest in this Lease or in the Premises or grant any license in or suffer any person other than Tenant or its employees to use or occupy the Premises or any part thereof without obtaining the prior written consent of Landlord, which consent may be conditioned or withheld in Landlord’s reasonable discretion; provided, however, that Landlord’s prior consent to an assignment or sublease shall not be required so long as Tenant remains liable for its obligation to pay the Rent and to perform all of the other obligations to be performed by Tenant hereunder, or if an acquiror

(of greater or equal net worth as Tenant) of substantially all of the assets, liabilities and business of the Tenant becomes liable for Tenants obligation to pay the Rent and perform all of the other obligations to be performed by Tenant hereunder. Except as set forth in the preceding sentence, if Landlord’s consent is required because Tenant is no longer liable for its obligation to pay the Rent and to perform all of the other obligations to be performed by Tenant hereunder, any such attempted assignment, subletting, license, mortgage, hypothecation, other encumbrance or other use or occupancy without the consent of Landlord shall be null and void and of no effect. Any mortgage, hypothecation or encumbrance of all or any portion of Tenant’s interest in this Lease or in the Premises and any grant of a license or sufferance of any person other than Tenant or its employees to use or occupy the Premises or any part thereof shall be deemed to be an “assignment” of this Lease. In addition, as used in this Paragraph 11, the term “Tenant” shall also mean any entity that has guaranteed Tenant’s obligations under this Lease, and the restrictions applicable to Tenant contained herein shall also be applicable to such guarantor. Landlord’s agreement to not unreasonably withhold its consent shall only apply to the first assignment or sublease under the Lease.

(b)Except as set forth in paragraph (a), no assignment or subletting shall relieve Tenant of its obligation to pay the Rent and to perform all of the other obligations to be performed by Tenant hereunder. The acceptance of Rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or be deemed a consent to any subletting or assignment. Consent by Landlord to one subletting or assignment shall not be deemed to constitute a consent to any other or subsequent attempted subletting or assignment. If Tenant desires at any time to assign this Lease or to sublet the Premises or any portion thereof, it shall first notify Landlord of its desire to do so and shall submit in writing to Landlord all pertinent information relating to the proposed assignee or sublessee, all pertinent information relating to the proposed assignment or sublease, and all such financial information as Landlord may reasonably request concerning the proposed assignee or subtenant. Any approved assignment or sublease shall be expressly subject to the terms and conditions of this Lease.

(c)At any time within thirty (30) days after Landlord’s receipt of the information specified in subparagraph (b) above, except in connection with a Permitted Transfer (as defined below), Landlord may by written Notice to Tenant elect to terminate this Lease as to the portion of the Premises so proposed to be subleased or assigned (which may include all of the Premises), with a proportionate abatement in the Rent payable hereunder, and may in addition elect to recapture such Premises and re-lease such Premises to such proposed assignee or sublessee directly at a rental rate and on terms reasonably consistent with space reasonably similar to such Premises in the surrounding area.

(d)If Landlord’s consent is required, Tenant acknowledges that it shall be reasonable for Landlord to withhold its consent to a proposed assignment or sublease in any of the following instances:

(i)The assignee or sublessee is not, in Landlord’s reasonable opinion, sufficiently creditworthy to perform the obligations such assignee or sublessee will have under this Lease;

(ii)The intended use of the Premises by the assignee or sublessee is not the same as set forth in this Lease or otherwise reasonably satisfactory to Landlord;

(iii)The intended use of the Premises by the assignee or sublessee would materially increase the pedestrian or vehicular traffic to the Premises or the Building;

(iv)Occupancy of the Premises by the assignee or sublessee would, in the good faith judgment of Landlord, violate any agreement binding upon Landlord, the Building or the Project with regard to the identity of tenants, usage in the Building, or similar matters;

(v)The assignee or sublessee is then negotiating with Landlord or has negotiated with Landlord within the previous six (6) months, or is a current tenant or subtenant within the Building or Project;

(vi)The identity or business reputation of the assignee or sublessee will, in the good faith judgment of Landlord, tend to damage the goodwill or reputation of the Building or Project; or

(vii)In the case of a sublease, the subtenant has not acknowledged that the Lease controls over any inconsistent provision in the sublease.

The foregoing criteria shall not exclude any other reasonable basis for Landlord to refuse its consent to such assignment or sublease.

(e)Notwithstanding any assignment or subletting, except as set forth in paragraph (a), Tenant and any guarantor or surety of Tenant’s obligations under this Lease shall at all times during the Initial Term and any subsequent renewals or extensions remain fully responsible and liable for the payment of the Rent and for compliance with all of Tenant’s other obligations under this Lease. In the event that the Rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment) exceeds the Rent payable under this Lease, then Tenant shall be bound and obligated to pay Landlord, as Additional Rent hereunder, fifty percent (50%) of such excess Rent and other excess consideration within ten (10) days following receipt thereof by Tenant.

(f)If this Lease is assigned or if the Premises is subleased (whether in whole or in part), or in the event of the mortgage, pledge, or hypothecation of Tenant’s leasehold interest, or grant of any concession or license within the Premises, or if the Premises are occupied in whole or in part by anyone other than Tenant, then upon a default by Tenant hereunder Landlord may collect Rent from the assignee, sublessee, mortgagee, pledgee, party to whom the leasehold interest was hypothecated, concessionee or licensee or other occupant and, except to the extent set forth in the preceding paragraph, apply the amount collected to the next Rent payable hereunder; and all such Rent collected by Tenant shall be held in deposit for Landlord and immediately forwarded to Landlord. No such transaction or collection of Rent or application thereof by Landlord, however, shall be deemed a waiver of these provisions or a release of Tenant from the further performance by Tenant of its covenants, duties, or obligations hereunder.

(g)If Landlord’s consent is required, should Tenant request of Landlord the right to assign or sublet, Landlord shall charge Tenant Seven Hundred and Fifty and No/100 Dollars ($750.00) as an administration fee.

(h)Notwithstanding any provision of this Lease to the contrary, in the event this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute the property of Tenant or Tenant’s estate within the meaning of the Bankruptcy Code. All such money and other consideration not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and shall be promptly paid or delivered to Landlord.

(i)Notwithstanding any provision of this Lease to the contrary, Tenant may, however, assign this Lease or sublease a portion of the Premises to an affiliate, parent company or subsidiary or in connection with a sale of Tenant’s business (a “Permitted Transfer”).

12.	DEFAULT

(a)Events of Default. The following events shall be deemed to be events of default (herein so called) by Tenant under this Lease, and upon such events of default Landlord may charge late fees and/or interest on all sums due pursuant to the terms of this Lease: (i) Tenant shall fail to pay Basic Annual Rent when due (e.g. the first (11) day of each month), and Tenant thereafter fails to pay Basic Annual Rent within five (5) days after delivery of written notice from Landlord regarding such failure to pay Basic Annual Rent when due;; (ii) Tenant shall fail to pay any other rental or sums payable by Tenant hereunder when due, and Tenant thereafter fails to pay any other rental or sums payable by Tenant hereunder within five (5) days after delivery of written notice from Landlord regarding such failure to pay any other rental or sums payable by Tenant hereunder when due ; (iii) Tenant shall fail to comply with or observe any other provision of this Lease and such failure shall continue for thirty (30) days after written Notice to Tenant (or, in the case of Tenant’s failure to comply with or observe any other single provision of this Lease more than two (2) times during the Lease Term, upon the occurrence of the third and all subsequent such failures, without Notice from Landlord); provided, however, that if the nature of Tenant’s obligation is such that more than thirty (30) days are required for its performance, Tenant shall not be in default if Tenant commences to cure such default within the thirty (30) day period and thereafter diligently prosecutes the same to completion; (iv) Tenant or any guarantor of Tenant’s obligations hereunder shall make a general assignment for the benefit of creditors; (v) any petition shall be filed by or against Tenant or any guarantor of Tenant’s obligations hereunder under the United States Bankruptcy Code, as amended, or under any similar law or statute of the United States or any state thereof, and such petition shall not be dismissed within sixty (60) days of filing, or Tenant or any guarantor of Tenant’s obligations hereunder shall be adjudged bankrupt or insolvent in proceedings filed thereunder; or (vi) a receiver or trustee shall be appointed for all or substantially all of the assets of Tenant or any guarantor of Tenant’s obligations hereunder, and such appointment shall not be vacated or otherwise terminated, and the action in which such appointment was ordered dismissed, within sixty (60) days of filing.

(b)Remedies. Upon the occurrence of any event of default specified in this Lease, after the expiration of any applicable Notice and cure period, Landlord shall have the option to pursue any (i) one or more of the following remedies without any Notice or demand whatsoever and without releasing Tenant from any obligation under this Lease; or (ii) other remedy offered Landlord in law or in equity:

(i)Landlord may enter the Premises without terminating this Lease and perform any covenant or agreement or cure any condition creating or giving rise to an event of default under this Lease and Tenant shall pay to Landlord on demand, as Additional Rent, the amount expended by Landlord in performing such covenants or agreements or satisfying or observing such condition. Landlord, or its agents or employees, shall have the right to enter the Premises, and such entry and such performance shall not terminate this Lease or constitute an eviction of Tenant.

(ii)Landlord may terminate this Lease by written Notice to Tenant (and not otherwise) or Landlord may terminate Tenant’s right of possession without terminating this Lease. In either of such events Tenant shall surrender possession of and vacate the Premises immediately and deliver possession thereof to Landlord, and Tenant hereby grants to Landlord full and free license to enter the Premises, in whole or in part, with or without process of law and to expel or remove Tenant and any other person, firm or entity who may be occupying the Premises or any part thereof and remove any and all property therefrom, using such lawful force as may be necessary.

(iii)In the event Landlord elects to re-enter or take possession of the Premises after Tenant’s default, with or without terminating this Lease, Landlord may change locks or alter security devices and lock out, expel or remove Tenant and any other person who may be occupying all or any part of the Premises without being liable for any claim for damages.

(iv)Notwithstanding anything herein to the contrary, if Landlord terminates Tenant’s right to possession without terminating this Lease after an event of default, Landlord shall, if required by State law, use commercially reasonable efforts to relet the Premises and mitigate damage as set forth in Paragraph 12(c) below.

(v)Notwithstanding any prior election by Landlord to not terminate this Lease, Landlord may at any time, including subsequent to any re-entry or taking of possession of the Premises as allowed hereinabove, elect to terminate this Lease. Tenant shall be liable for and shall immediately pay to Landlord the amount of all Basic Annual Rent and other sums of money due under this Lease as may have accrued as of the date of termination. Tenant shall also immediately pay to Landlord, as agreed and liquidated damages, an amount of money equal to the Basic Annual Rent and other amounts due for the remaining portion of the Lease Term (had such term not been terminated by Landlord prior to the expiration of the Lease Term), less the fair rental value of the Premises for the residue of the Lease Term, both discounted to their present value based upon an interest rate of eight percent (8%) per annum. In determining fair rental value, Landlord shall be entitled to take into account the time and expenses necessary to obtain a replacement tenant or tenants, including lost rental revenues and anticipated expenses hereinafter described relating to recovery, preparation and reletting of the Premises. If Landlord elects to relet the Premises, or any portion thereof, before presentation of proof of such liquidated damages, the amount of rent reserved upon such reletting shall be deemed prima facie evidence of the fair rental value of the portion of the Premises so relet.

Landlord and Tenant agree that because of the difficulty or impossibility of determining Landlord’s damages from the loss of anticipated Additional Rent and other lease charges from the Tenant, there shall be included as a component of Tenant’s annual total Rent obligation (for the calculation of Landlord’s remedies), an amount equal to the average monthly Additional Rent paid by Tenant for the twelve (12) full calendar months immediately preceding the event of default (or such lesser period of the term if the event of default occurs prior to the twelfth (12th) full calendar month of the term) multiplied by the number of months remaining in the Lease Term.

(vi)In addition to any sum provided to be paid above, Tenant shall also be liable for and shall immediately pay to Landlord the unamortized portion of all broker’s fees incurred by Landlord in connection with this Lease, the costs of removing and storing Tenant’s or any other occupant of the Premises’ property, the cost of repairing, altering, remodeling, renovating or otherwise putting the Premises into a condition acceptable to a new tenant or tenants, the cost of removal and replacement of Tenant’s signage and all reasonable expenses by Landlord in enforcing Landlord’s remedies, including reasonable attorneys’ fees.

(vii)Landlord may apply Tenant’s Security Deposit to the extent necessary to make good any Rent arrearage, to pay the cost of remedying Tenant’s default or to reimburse Landlord for expenditures made or damages suffered as a consequence of Tenant’s default, without prejudice to any other remedies Landlord may have under this Lease. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount.

(viii)In addition to any remedy described herein, Landlord may recapture any and all concessions, awards, credits, free rent, rent abatements or similar benefits conferred upon Tenant.

(c)Mitigation of Damages.

(i)In the event of a default under the Lease, Landlord and Tenant shall each use commercially reasonable efforts to mitigate any damages resulting from a default of the other party under this Lease.

(ii)Landlord’s obligation to mitigate damages after a default by Tenant shall be satisfied in full if Landlord undertakes to lease the Premises to another tenant (a “Substitute Tenant”) in accordance with the following criteria:

(A)Landlord shall have no obligation to solicit or entertain negotiations with any other prospective tenant for the Premises until Landlord obtains full and complete possession of the Premises including, without limitation, the final and unappealable legal right to relet the Premises free of any claim of Tenant.

(B)Landlord shall not be obligated to offer the Premises to a Substitute Tenant when other premises in the Project suitable for that prospective tenant’s use are available.

(C)Landlord shall not be obligated to lease the Premises to a Substitute Tenant for a rental less than the current fair market rental then prevailing for similar space, nor shall Landlord be obligated to enter into a new lease under other terms and conditions that are unacceptable to Landlord under Landlord’s then current leasing policies for comparable space.

(D)Landlord shall not be obligated to enter into a lease with any proposed tenant whose use would:

a.Disrupt the tenant mix or balance of the Project;

b.Violate any restriction, covenant, or requirement contained in the lease of another tenant of the Project;

c.Adversely affect the reputation of the Project; or

d.Be incompatible with the operation of the Project.

(E)Landlord shall not be obligated to enter into a lease with any proposed Substitute Tenant (a “Substitute Lease”) which does not have, in Landlord’s reasonable opinion, sufficient financial resources or operating experience to operate the Premises in a first-class manner.

(F)Landlord shall not be required to expend any amount of money to alter, remodel, or otherwise make the Premises suitable for use by a proposed Substitute Tenant unless:

a.Tenant pays any such sum to Landlord in advance of Landlord’s execution of a Substitute Lease with such Substitute Tenant (which payment shall not be in lieu of any damages or other sums to which Landlord may be entitled as a result of Tenant’s default under this Lease); or

b.Landlord, in Landlord’s sole discretion, determines that any such expenditure is financially justified in connection with entering into any such Substitute Lease.

(iii)Upon compliance with the above criteria regarding the releasing of the Premises after a default by Tenant, Landlord shall be deemed to have fully satisfied Landlord’s obligation to mitigate damages under this Lease and under any law or judicial ruling in effect on the date of this Lease or at the time of Tenant’s default, and Tenant waives and releases, to the fullest extent legally permissible, any right to assert in any action by Landlord to enforce the terms of this Lease, any defense, counterclaim, or rights of setoff or recoupment respecting the mitigation of damages by Landlord, unless and to the extent Landlord maliciously or in bad faith fails to act in accordance with the requirements of this Paragraph 12(c).

(iv)Tenant’s right to seek damages from Landlord as a result of a default by Landlord under this Lease shall be conditioned on Tenant taking all actions reasonably required, under the circumstances, to minimize any loss or damage to Tenant’s property or business, or to any of Tenant’s officers, employees, agents, invitees, or other third parties that may be caused by any such default of Landlord.

(d)Effect of Suit or Partial Collection. Institution of a forcible detainer action to re-enter the Premises shall not be construed to be an election by Landlord to terminate this Lease. Landlord may collect and receive any Rent due from Tenant and the payment thereof shall not constitute a waiver of or affect any Notice or demand given, suit instituted or judgment obtained by Landlord, or be held to waive or alter the rights or remedies which Landlord may have at law or in equity or by virtue of this Lease at the time of such payment.

(e)Remedies Cumulative. All rights and remedies of Landlord herein or existing at law or in equity are cumulative and the exercise of one or more rights or remedies shall not be taken to exclude or waive the right to the exercise of any other.

(f)Late Payment Charge and Interest Payable. Landlord may, without further Notice to Tenant, impose a late payment charge equal to five percent (5%) of any amount due if any amount due under this Lease is not paid within five (5) days from the date required to be paid hereunder. In addition, any payment due under this Lease not paid within ten (10) days after the date herein specified to be paid shall bear interest from the date such payment is due to the date of actual payment at the rate of eighteen percent (18%) per annum or the highest lawful rate of interest permitted by Arizona or federal law, whichever rate of interest is lower.

(g)Cashier’s Check. If Tenant fails to timely make two (2) payments of Basic Annual Rent during any Lease Year or any two (2) payments during any Lease Year are returned for insufficient funds, then, in addition to any other remedy Landlord may have, Landlord may require that all future payments be made by cashier’s check or money order.

(h)No Counterclaim by Tenant. If Landlord commences any proceedings for nonpayment of rent or other charges payable by Tenant under this Lease, Tenant agrees it will not interpose any counterclaim of any nature or description in any such proceedings. This shall not, however, be construed as a waiver of the Tenant’s right to assert such claims in any separate action or actions brought by the Tenant.

13.	ACCESS; CONSTRUCTION

Landlord reserves the right to use the roof and exterior walls of the Premises and the area beneath, adjacent to and above the Premises, together with the right to install, use, maintain, repair, replace and relocate equipment, machinery, meters, pipes, ducts, plumbing, conduits and wiring through the Premises, which serve other portions of the Building or the Project in a manner and in locations which do not unreasonably interfere with Tenant’s use of the Premises. In addition, Landlord shall have free access to any and all mechanical installations of Landlord or Tenant, including, without limitation, machine rooms, telephone rooms and electrical closets. Tenant agrees that there shall be no construction of partitions or other obstructions which materially interfere with or which threaten to materially interfere with Landlord’s free access thereto, or materially interfere with the moving of Landlord’s equipment to or from the enclosures containing said installations. Upon at least twenty-four (24) hours’ prior Notice (except in the event of an emergency, when no Notice shall be necessary), Landlord reserves and shall at any time and all times have the right to enter the Premises to inspect the same, to supply janitorial service and any other service to be provided by Landlord to Tenant hereunder, to exhibit the Premises to prospective purchasers, lenders or, during the last six months of the Term only, tenants, to post notices of non-responsibility, to alter, improve, restore, rebuild or repair the Premises or any other portion of the Building, or to do any other act permitted or contemplated to be done by Landlord hereunder, all without being deemed guilty of an eviction of Tenant and without liability for abatement of Rent or otherwise. For such purposes, Landlord may also erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed. Landlord shall conduct all such inspections and/or improvements, alterations and repairs so as to minimize, to the extent reasonably practical and without additional expense to Landlord, any interruption of or interference with the business of Tenant. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of such purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises (excluding Tenant’s vaults and safes, access to which shall be provided by Tenant upon Landlord’s reasonable request). Landlord shall have the right to use any and all means which Landlord may deem proper in an emergency in order to obtain entry to the Premises or any portion thereof, and Landlord shall have the right, at any time during the Lease Term, to provide whatever access control measures it deems reasonably necessary to the Project, without any interruption or abatement in the payment of Rent by Tenant. Any entry into the Premises obtained by Landlord by any of such means shall not under any circumstances be construed to be a forcible or unlawful entry into, or a detainer of, the Premises, or any eviction of Tenant from the Premises or any portion thereof. No provision of this Lease shall be construed as obligating Landlord to perform any repairs, Alterations or decorations to the Premises or the Project except as otherwise expressly agreed to be performed by Landlord pursuant to the provisions of this Lease.

14.	BANKRUPTCY

(a)If at any time on or before the Commencement Date there shall be filed by or against Tenant in any court, tribunal, administrative agency or any other forum having jurisdiction, pursuant to any applicable law, either of the United States or of any state, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver, trustee or conservator of all or a portion of Tenant’s property, or if Tenant makes an assignment for the benefit of creditors, this Lease shall ipso facto be canceled and terminated and in such event neither Tenant nor any person claiming through or under Tenant or by virtue of any applicable law or by an order of any court, tribunal, administrative agency or any other forum having jurisdiction, shall be entitled to possession of the Premises and Landlord, in addition to the other rights and remedies given by Paragraph 12 hereof or by virtue of any other provision contained in this Lease or by virtue of any applicable law, may retain as damages any Rent, Security Deposit or moneys received by it from Tenant or others on behalf of Tenant.

(b)If, after the Commencement Date, or if at any time during the term of this Lease, there shall be filed against Tenant in any court, tribunal, administrative agency or any other forum having jurisdiction, pursuant to any applicable law, either of the United States or of any state, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver, trustee or conservator of all or a portion of Tenant’s property, and the same is not dismissed after sixty (60) calendar days, or if Tenant makes an assignment for the benefit of creditors, this Lease, at the option of Landlord exercised within a reasonable time after notice of the happening of any one or more of such events, may be canceled and terminated and in such event neither Tenant nor any person claiming through or under Tenant or by virtue of any statute or of an order of any court shall be entitled to possession or to remain in possession of the Premises, but shall forthwith quit and surrender the Premises, and Landlord, in addition to the other rights and remedies granted by Paragraph 12 hereof or by virtue of any other provision contained in this Lease or by virtue of any applicable law, may retain as damages any Rent, Security Deposit or moneys received by it from Tenant or others on behalf of Tenant.

(c)In the event of the occurrence of any of those events specified in this Paragraph 14, if Landlord shall not choose to exercise, or by applicable law, shall not be able to exercise, its rights hereunder to terminate this Lease upon the occurrence of such events, then, in addition to any other rights of Landlord hereunder or by virtue of applicable law, (i) Landlord shall not be obligated to provide Tenant with any of the utilities or services specified in Paragraph 7, unless Landlord has received compensation in advance for such utilities or services, and the parties agree that Landlord’s reasonable estimate of the compensation required with respect to such services shall control, and (ii) neither Tenant, as debtor-in-possession, nor any trustee or other person (hereinafter collectively referred to as the “Assuming Tenant”) shall be entitled to assume this Lease unless on or before the date of such assumption, the Assuming Tenant (x) cures, or provides adequate assurance that the latter will promptly cure, any existing default under this Lease, (y) compensates, or provides adequate assurance that the Assuming Tenant will promptly compensate Landlord for any pecuniary loss (including, without limitation, attorneys’ fees and disbursements) resulting from such default, and (z) provides adequate assurance of future performance under this Lease, it being covenanted and agreed by the parties that, for such purposes, any cure or compensation shall be effected by the immediate payment of any monetary default or any required compensation, or the immediate correction or bonding of any nonmonetary default. For purposes of this Lease, (i) any “adequate assurance” of such cure or compensation shall be effected by the establishment of an escrow fund for the amount at issue or by the issuance of a bond, and (ii) “adequate assurance” of future performance shall be effected by the establishment of an escrow fund for the amount at issue or by the issuance of a bond.

15.	SUBSTITUTION OF PREMISES

Subject to the conditions specified in this Paragraph 15, Landlord reserves the right without Tenant’s consent, but at Landlord’s sole cost, on ninety (90) days’ prior written Notice to Tenant, to substitute other premises within the Project for the Premises. In each such case, the substituted premises shall (a) contain at least the same Rentable Area as the Premises, (b) contain comparable tenant improvements, and (c) be made available to Tenant at the then current rental rate for such space, which in no event, shall exceed the per square foot rental rate in effect at the time of such substitution and in no event shall Tenant’s Basic Annual Rent obligation increase due to such substitution. Landlord shall pay all reasonable moving expenses of Tenant incidental to such substitution of premises, including but not limited to the cost of installing all of Tenant’s fixtures and equipment.

16.	SUBORDINATION: ATTORNMENT: ESTOPPEL CERTIFICATES

(a)Tenant agrees that this Lease and the rights of Tenant hereunder shall be subject and subordinate to any and all deeds of trust, security interests, mortgages, master leases, ground leases or other security documents and any and all modifications, renewals, extensions, consolidations and replacements thereof (collectively, “Security Documents”) which now or hereafter constitute a lien upon or affect the Project, the Building or the Premises; provided, however, that any agreement to subordinate this Lease shall be conditioned upon the holder of such to-be-superior interest agreeing to recognize Tenant’s rights as the tenant and to not disturb Tenant’s possessory interest (provided Tenant shall not be in default beyond applicable Notice and cure periods) in the event of foreclosure or similar. Such subordination shall be effective without the necessity of the execution by Tenant of any additional document for the purpose of evidencing or effecting such subordination. In addition, Landlord shall have the right to subordinate or cause to be subordinated any such Security Documents to this Lease and in such case, in the event of the termination or transfer of Landlord’s estate or interest in the Project by reason of any termination or foreclosure of any such Security Documents, Tenant shall, notwithstanding such subordination, attorn to and become the Tenant of the successor in interest to Landlord at the option of such successor in interest. Furthermore, Tenant shall within fifteen (15) days of demand therefor execute any commercially reasonable instruments or other documents which may be required by Landlord or the holder of any Security Document and specifically shall execute, acknowledge and deliver within fifteen (15) days of demand therefor a subordination of lease or subordination of deed of trust, in the commercially reasonable form required by the holder of the Security Document requesting the document (provided, in no event shall such documents materially increase Tenant’s obligations or decrease Tenant’s rights under this Lease); the failure to do so by Tenant within such time period shall be a material default hereunder; provided, however, the new landlord or the holder of any Security Document shall agree that Tenant’s quiet enjoyment of the Premises shall not be disturbed as long as Tenant is not in default beyond applicable Notice and cure periods under this Lease.

(b)If any proceeding is brought for default under any ground or master lease to which this Lease is subject or in the event of foreclosure or the exercise of the power of sale under any mortgage, deed of trust or other Security Document made by Landlord covering the Premises, at the election of such ground lessor, master lessor or purchaser at foreclosure, Tenant shall attorn to and recognize the same as Landlord under this Lease, provided such successor expressly agrees in writing to be bound to all future obligations by the terms of this Lease, and if so requested, Tenant shall enter into a new lease with that successor on the same terms and conditions as are contained in this Lease (for the unexpired term of this Lease then remaining).

(c)Tenant shall, upon not less than fifteen (15) days’ prior Notice by Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying to those facts for which certification has been requested by Landlord or any current or prospective purchaser, holder of any Security Document, ground lessor or master lessor, including, but without limitation, that (i) this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), (ii) the dates to which the Basic Annual Rent, Additional Rent and other charges hereunder have been paid, if any, and (iii) whether or not to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which Tenant may have knowledge. The form of the statement attached hereto as Exhibit E is hereby approved by Tenant for use pursuant to this subparagraph; however, at Landlord’s option, Landlord shall have the right to use other forms for such purpose. Tenant’s failure to execute and deliver such statement within such time shall, at the option of Landlord, constitute a material default under this Lease and, in any event, shall be conclusive upon Tenant that this Lease is in full force and effect without modification except as may be represented by Landlord in any such certificate prepared by Landlord and delivered to Tenant for execution. Any statement delivered pursuant to this Paragraph 16 may be relied upon by any prospective purchaser of the fee of the Building or the Project or any mortgagee, ground lessor or other like encumbrancer thereof or any assignee of any such encumbrance upon the Building or the Project.

17.	SALE BY LANDLORD: TENANT’S REMEDIES; NONRECOURSE LIABILITY

(a)In the event of a sale or conveyance by Landlord of the Building or the Project, Landlord shall be released from any and all liability under this Lease; provided such transferee agrees to assume liability under this Lease. If the Security Deposit has been made by Tenant prior to such sale or conveyance, Landlord shall transfer the Security Deposit to the purchaser, and upon delivery to Tenant of Notice thereof, Landlord shall be discharged from any further liability in reference thereto.

(b)Landlord shall not be in default of any obligation of Landlord hereunder unless Landlord fails to perform any of its obligations under this Lease within thirty (30) days after receipt of written Notice of such failure from Tenant; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, Landlord shall not be in default if Landlord commences to cure such default within the thirty (30) day period and thereafter diligently prosecutes the same to completion. All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter. All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord’s obligations hereunder.

(c)Any liability of Landlord for a default by Landlord under this Lease, or a breach by Landlord of any of its obligations under the Lease, shall be limited solely to its interest in the Project, and in no event shall any personal liability be asserted against Landlord and/or any Landlord Indemnitee in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord. Tenant’s sole and exclusive remedy for a default or breach of this Lease by Landlord shall be either (i) an action for damages, or (ii) an action for injunctive relief; Tenant hereby waiving and agreeing that Tenant shall have no offset rights or right to terminate this Lease on account of any breach or default by Landlord under this Lease. Under no circumstances whatsoever shall either party ever be liable for punitive, consequential or special damages or loss of profits under this Lease and each party waives any rights it may have to such damages under this Lease in the event of a breach or default by the other party under this Lease.

(d)As a condition to the effectiveness of any Notice of default given by Tenant to Landlord, Tenant shall also concurrently give such Notice under the provisions of Paragraph 17(b) to each beneficiary under a Security Document encumbering the Project of whom Tenant has received written Notice (such Notice to specify the address of the beneficiary). In the event Landlord shall fail to cure any breach or default within the time period specified in subparagraph (b), then prior to the pursuit of any remedy therefor by Tenant, each such beneficiary shall have an additional thirty (30) days within which to cure such default, or if such default cannot reasonably be cured within such period, then each such beneficiary shall have such additional time as shall be necessary to cure such default, provided that within such thirty (30) day period, such beneficiary has commenced and is diligently pursuing the remedies available to it which are necessary to cure such default (including, without limitation, as appropriate, commencement of foreclosure proceedings).

18.	PARKING; COMMON AREAS

(a)Provided that Tenant pays all applicable Parking Fees, plus tax and other related charges, and provided further that Tenant complies with and abides by any parking rules and regulations from time to time in effect, Tenant shall have a license to park not more than the number of parking spaces located in the parking areas of the Project specified in Item 13 of the Basic Lease Provisions for the parking of operational motor vehicles used by Tenant, its officers and employees only. Tenant shall pay a monthly fee at the rate stated in Item 13 of the Basic Lease Provisions (“Parking Fees”). All Parking Fees shall be payable, in advance and without demand, together with each monthly installment of Basic Annual Rent. Landlord reserves the right, at any time upon written Notice to Tenant, to designate the location of Tenant’s parking spaces as determined by Landlord in its reasonable discretion. The use of such spaces shall be subject to the rules and regulations adopted by Landlord from time to time for the use of the parking areas. Landlord further reserves the right to make such changes to the parking system as Landlord may deem necessary or reasonable from time to time; i.e., Landlord may provide for one or a combination of parking systems, including, without limitation, self-parking, single or double stall parking spaces, and valet assisted parking. Tenant agrees that Tenant, its officers and employees shall not be entitled to park in any reserved or specially assigned areas designated by Landlord from time to time in the Project’s parking areas. Landlord may require execution of an agreement with respect to the use of such parking areas by Tenant and/or its officers and employees in form satisfactory to Landlord as a condition of any such use by Tenant, its officers and employees. A default by Tenant, its officers or employees in the payment of such charges, the compliance with such rules and regulations, or the performance of such agreement(s) shall constitute a material default by Tenant hereunder. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant’s officers, employees, suppliers, shippers, customers or invitees to be loaded, unloaded or parked in areas other than those designated by Landlord for such activities. If Tenant permits or allows any of the prohibited activities described in this Paragraph, then Landlord shall have the right, without Notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Tenant, which cost shall be immediately payable upon demand by Landlord.

(b)Subject to subparagraph (c) below and the remaining provisions of this Lease, Tenant shall have the nonexclusive right, in common with others, to the use of such entrances, lobbies, restrooms, ramps, drives, stairs, and similar access ways and service ways and other common areas and facilities in and adjacent to the Building and the Project as are designated from time to time by Landlord for the general nonexclusive use of Landlord, Tenant and the other tenants of the Project and their respective employees, agents, representatives, licensees and invitees (“Common Areas”). The use of such Common Areas shall be subject to the rules and regulations contained herein and the provisions of any covenants, conditions and restrictions affecting the Building or the Project. Tenant shall keep all of the Common Areas free and clear of any obstructions created or permitted by Tenant or resulting from Tenant’s operations, and shall use the Common Areas only for normal activities, parking and ingress and egress by Tenant and its employees, agents, representatives, licensees and invitees to and from the Premises, the Building or the Project. If, in the reasonable opinion of Landlord, unauthorized persons are using the Common Areas by reason of the presence of Tenant in the Premises, Tenant, upon demand of Landlord, shall correct such situation by appropriate action or proceedings against all such unauthorized persons. Nothing herein shall affect the rights of Landlord at any time to remove any such unauthorized persons from said areas or to prevent the use of any of said areas by unauthorized persons. Landlord reserves the right to make such changes, alterations, additions, deletions, improvements, repairs or replacements in or to the Building, the Project (including the Premises) and the Common Areas as Landlord may reasonably deem necessary or desirable, including, without limitation, constructing new buildings and making changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading areas, landscaped areas and walkways; provided, however, that there shall be no unreasonable permanent obstruction of access to or use of the Premises resulting therefrom. In the event that the Project is not completed on the date of execution of this Lease, Landlord shall have the sole judgment and discretion to determine the architecture, design, appearance, construction, workmanship, materials and equipment with respect to construction of the Project. Notwithstanding any provision of this Lease to the contrary, the Common Areas shall not in any event be deemed to be a portion of or included within the Premises leased to Tenant and the Premises shall not be deemed to be a portion of the Common Areas. This Lease is granted subject to the terms hereof, the rights and interests of third parties under existing liens, ground leases, easements and encumbrances affecting such property, all zoning regulations, rules, ordinances, building restrictions and other laws and regulations now in effect or hereafter adopted by any governmental authority having jurisdiction over the Project or any part thereof. In exercising its rights under this Paragraph 18(b), Landlord shall use commercially reasonable efforts to not materially and adversely affect Tenant’s use of or access to the Premises.

(c)Notwithstanding any provision of this Lease to the contrary, Landlord specifically reserves the right to redefine the term “Project” for purposes of allocating and calculating Operating Costs, Real Estate Taxes and Utilities so as to include or exclude areas as Landlord shall from time to time determine or specify (and any such determination or specification shall be without prejudice to Landlord’s right to revise thereafter such determination or specification). In addition, Landlord shall have the right to contract or otherwise arrange for amenities, services (the cost of which is included within Operating Costs) or Utilities to be on a common or shared basis to both the Project (i.e., the area with respect to which Operating Costs and Utilities are determined) and adjacent areas not included within the Project, so long as the basis on which the cost of such amenities, services or Utilities is allocated to the Project is determined on an arms-length basis or some other basis reasonably determined by Landlord. In the case where the definition of the Project is revised for purposes of the allocation or determination of Operating Costs, Real Estate Taxes, and/or Utilities, Tenant’s Proportionate Share shall be appropriately revised to equal the percentage share of all Rentable Area contained within the Project (as then defined) represented by the Premises. Notwithstanding the foregoing, Landlord agrees that in no event shall Tenant’s Proportionate Share of Operating Costs, Real Estate Taxes and/or Utilities increase due to Landlord redefining the term “Project.” Landlord shall have the sole right to determine which portions of the Project and other areas, if any, shall be served by common management, operation, maintenance and repair. Landlord shall also have the right, in its sole discretion, to allocate and prorate any portion or portions of the Operating Costs, Real Estate Taxes and/or Utilities on a building-by-building basis, on an aggregate basis of all buildings in the Project, or any other reasonable manner, and if allocated on a building-by-building basis, then Tenant’s Proportionate Share shall, as to the portion of the Operating Costs, Real Estate Taxes and/or Utilities so allocated, be based on the ratio of the Rentable Area of the Premises to the Rentable Area of the Building.

19.	MISCELLANEOUS

(a)Attorneys’ Fees. In the event of any legal action or proceeding brought by either party against the other arising out of this Lease, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs (including, without limitation, court costs and expert witness fees and costs) incurred in such action. Such amounts shall be included in any judgment rendered in any such action or proceeding.

(b)Waiver. No waiver by Landlord of any provision of this Lease or of any breach by Tenant hereunder shall be deemed to be a waiver of any other provision hereof, or of any subsequent breach by Tenant. Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval under this Lease shall not be deemed to render unnecessary the obtaining of Landlord’s consent to or approval of any subsequent act of Tenant. No act or thing done by Landlord or Landlord’s agents during the term of this Lease shall be deemed an acceptance of a surrender of the Premises, unless in writing signed by Landlord. The delivery of the keys to any employee or agent of Landlord shall not operate as a termination of the Lease or a surrender of the Premises. The acceptance of any Rent by Landlord following a breach of this Lease by Tenant shall not constitute a waiver by Landlord of such breach or any other breach unless such waiver is expressly stated in a writing signed by Landlord.

(c)Notices. Any notice, demand, request, consent, approval, disapproval or certificate (“Notice”) required or desired to be given under this Lease shall be in writing and given by certified mail, return receipt requested, by personal delivery or by Federal Express or a similar nationwide overnight delivery service providing a receipt for delivery. Notices may not be given by facsimile. The date of giving any Notice shall be deemed to be the date upon which delivery is actually made by one of the methods described in this Section 19(c) (or attempted if said delivery is refused or rejected). If a Notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day. All notices, demands, requests, consents, approvals, disapprovals, or certificates shall be addressed at the address specified in Item 14 of the Basic Lease Provisions or to such other addresses as may be specified by written Notice from Landlord to Tenant or from Tenant to Landlord. Either party may change its address by giving reasonable advance written Notice of its new address in accordance with the methods described in this Paragraph; provided, however, no Notice of either party’s change of address shall be effective until fifteen (15) days after the addressee’s actual receipt thereof.

(d)Access Control. Landlord shall be the sole determinant of the type and amount of any access control or courtesy guard services to be provided to the Project, if any. IN ALL EVENTS, LANDLORD SHALL NOT BE LIABLE TO TENANT, AND TENANT HEREBY WAIVES ANY CLAIM AGAINST LANDLORD, FOR (I) ANY UNAUTHORIZED OR CRIMINAL ENTRY OF THIRD PARTIES INTO THE PREMISES, THE BUILDING OR THE PROJECT, (II) ANY DAMAGE TO PERSONS, OR (I11) ANY LOSS OF PROPERTY IN AND ABOUT THE PREMISES, THE BUILDING OR THE PROJECT, BY OR FROM ANY UNAUTHORIZED OR CRIMINAL ACTS OF THIRD PARTIES, REGARDLESS OF ANY ACTION, INACTION, FAILURE, BREAKDOWN, MALFUNCTION AND/OR INSUFFICIENCY OF THE ACCESS CONTROL OR COURTESY GUARD SERVICES PROVIDED BY LANDLORD; EXCEPT TO THE EXTENT SAME IS CAUSED BY LANDLORD’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

(e)Holding Over. If Tenant retains possession of the Premises after the termination of the Lease Term, unless otherwise agreed in writing, such possession shall be subject to immediate termination by Landlord at any time, and all of the other terms and provisions of this Lease (excluding any expansion or renewal option or other similar right or option) shall be applicable during such holdover period, except that Tenant shall pay Landlord from time to time, upon demand, as Basic Annual Rent for the holdover period an amount equal to One Hundred Fifty Percent (150%) the Basic Annual Rent in effect on the termination date, computed on a monthly basis. All other payments shall continue under the terms of this Lease. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Paragraph shall not be construed as consent for Tenant to retain possession of the Premises.

(f)Condition of Premises. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS LEASE, LANDLORD HEREBY DISCLAIMS ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT’S INTENDED PURPOSE OR USE, WHICH DISCLAIMER IS HEREBY ACKNOWLEDGED BY TENANT. THE TAKING OF POSSESSION BY TENANT SHALL BE CONCLUSIVE EVIDENCE THAT TENANT:

(i)ACCEPTS THE PREMISES, THE BUILDING AND TENANT IMPROVEMENTS PERFORMED BY LANDLORD AS SUITABLE FOR THE PURPOSES FOR WHICH THE PREMISES WERE LEASED;

(ii)ACCEPTS THE PREMISES AND PROJECT AS BEING IN GOOD AND SATISFACTORY CONDITION;

(iii)WAIVES ANY DEFECTS IN THE PREMISES AND ITS APPURTENANCES EXISTING NOW OR IN THE FUTURE, EXCEPT THAT TENANT’S TAKING OF POSSESSION SHALL NOT BE DEEMED TO WAIVE LANDLORD’S COMPLETION OF MINOR FINISH WORK ITEMS THAT DO NOT INTERFERE WITH TENANT’S OCCUPANCY OF THE PREMISES; AND

(iv)WAIVES ALL CLAIMS BASED ON ANY IMPLIED WARRANTY OF SUITABILITY OR HABITABILITY.

(g)Quiet Possession. Upon Tenant’s paying the Rent reserved hereunder and observing and performing all of the covenants, conditions and provisions on Tenant’s part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the term hereof without hindrance or ejection by any person lawfully claiming under Landlord, subject to the provisions of this Lease and to the provisions of any (i) covenants, conditions and restrictions, or (ii) Security Documents to which this Lease is subordinate or may be subordinated.

(h)Matters of Record. Except as otherwise provided herein, this Lease and Tenant’s rights hereunder are subject and subordinate to all matters affecting Landlord’s title to the Project recorded in the Real Property Records of the County in which the Project is located, prior to and subsequent to the date hereof, including, without limitation, all covenants, conditions and restrictions. Tenant agrees for itself and all persons in possession or holding under it that it will comply with and not violate any such covenants, conditions and restrictions or other matters of record. Landlord reserves the right, from time to time, to grant such easements, rights and dedications as Landlord deems necessary or desirable, and to cause the recordation of parcel maps and covenants, conditions and restrictions affecting the Premises, the Building or the Project, as long as such easements, rights, dedications, maps, and covenants, conditions and restrictions do not materially interfere with the use of the Premises by Tenant. At Landlord’s request, Tenant shall join in the execution of any of the aforementioned documents.

(i)Successors and Assigns. Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns. Tenant shall attorn to each purchaser, successor or assignee of Landlord.

(j)Brokers. Tenant and Landlord warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the brokers named in Rem 12 of the Basic Lease Provisions and that they know of no other real estate broker or agent who is or might be entitled to a commission in connection with this Lease. Tenant hereby agrees to indemnify, defend and hold Landlord harmless for, from and against all claims for any brokerage commissions, finders’ fees or similar payments by any persons other than those listed in Item 12 of the Basic Lease Provisions and all costs, expenses and liabilities incurred in connection with such claims, including reasonable attorneys’ fees and costs. Landlord agrees to pay broker commissions (if any) pursuant to separate written agreement(s).

(k)Name. Landlord shall have the exclusive right at all times during the Lease Term to change, modify, add to or otherwise alter the name, number, or designation of the Building and/or the Project, and Landlord shall not be liable for claims or damages of any kind which may be attributed thereto or result therefrom.

(l)Examination of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

(m)Time. Time is of the essence of this Lease and each and all of its provisions.

(n)Defined Terms and Marginal Headings. The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular and for purposes of Articles 5, 7, 13 and 18, the term Landlord shall include Landlord, its employees, contractors and agents. If more than one person is named as Tenant the obligations of such persons are joint and several. The marginal headings and titles to the articles of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

(o)Conflict of Laws; Prior Agreements; Separability. This Lease shall be governed by and construed pursuant to the laws of the State of Arizona. This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease. No prior agreement, understanding or representation pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. The illegality, invalidity or unenforceability of any provision of this Lease shall in no way impair or invalidate any other provision of this Lease, and such remaining provisions shall remain in full force and effect.

(p)Authority.

(i)If Tenant is a corporation, each individual executing this Lease on behalf of Tenant hereby covenants and warrants that Tenant is a duly authorized and existing corporation, that Tenant has and is qualified to do business in the State, that the corporation has full right and authority to enter into this Lease, and that each person signing on behalf of the corporation is authorized to do so. If Tenant is a partnership or limited liability company, each individual executing this Lease on behalf of Tenant hereby covenants and warrants that he is duly authorized to execute and deliver this Lease on behalf of Tenant in accordance with the terms of such entity’s partnership or trust agreement. Tenant shall provide Landlord on demand with such evidence of such authority as Landlord shall reasonably request, including, without limitation, resolutions and certificates.

(ii)If Landlord is a corporation, each individual executing this Lease on behalf of Landlord hereby covenants and warrants that Landlord is a duly authorized and existing corporation, that Landlord has and is qualified to do business in the State, that the corporation has full right and authority to enter into this Lease, and that each person signing on behalf of the corporation is authorized to do so. If Landlord is a partnership or limited liability company, each individual executing this Lease on behalf of Landlord hereby covenants and warrants that he is duly authorized to execute and deliver this Lease on behalf of Landlord in accordance with the terms of such entity’s partnership or trust agreement. Landlord shall provide Tenant on demand with such evidence of such authority as Tenant shall reasonably request, including, without limitation, resolutions and certificates.

(q)Joint and Several Liability.

(i)If two or more individuals, corporations, partnerships or other business associations (or any combination of two or more thereof) shall sign this Lease as Tenant, the liability of each such individual, corporation, partnership or other business association to pay Rent and perform all other obligations hereunder shall be deemed to be joint and several, and all Notices, payments and agreements given or made by, with or to any one of such individuals, corporations, partnerships or other business associations shall be deemed to have been given or made by, with or to all of them.

(ii)If two or more individuals, corporations, partnerships or other business associations (or any combination of two or more thereof) shall sign this Lease as Landlord, the liability of each such individual, corporation, partnership or other business association to perform all obligations hereunder shall be deemed to be joint and several, and all Notices, payments and agreements given or made by, with or to any one of such individuals, corporations, partnerships or other business associations shall be deemed to have been given or made by, with or to all of them.

(r)Rental Allocation. For purposes of Section 467 of the Internal Revenue Code of 1986, as amended from time to time, Landlord and Tenant hereby agree to allocate all Rent to the period in which payment is due, or if later, the period in which Rent is paid.

(s)Rules and Regulations. Tenant agrees to comply with all rules and regulations of the Building and the Project imposed by Landlord as set forth on Exhibit D attached hereto, as the same may be changed from time to time upon reasonable Notice to Tenant. Landlord shall not be liable to Tenant for the failure of any other tenant or any of its assignees, subtenants, or their respective agents, employees, representatives, invitees or licensees to conform to such rules and regulations; provided, however, Landlord shall use commercially reasonable efforts to enforce applicable regulations and requirements against all tenants. In the event of a conflict between the terms of Exhibit D or any subsequent rules and regulations and the terms of this Lease, this Lease shall control.

(t)Joint Product. This Agreement is the result of arms-length negotiations between Landlord and Tenant and their respective attorneys. Accordingly, neither party shall be deemed to be the author of this Lease and this Lease shall not be construed against either party.

(u)Financial Statements. Upon Landlord’s written request no more than one time per calendar year during the Lease Term, Tenant shall promptly furnish Landlord, from time to time, with the most current financial statements, certified by Tenant to be true and correct, reflecting Tenant’s then current financial condition; provided, however, that Landlord may at any time request such financial statements (i) if Tenant is in default, or (ii) solely in connection with a sale or financing of the Project.

(v)Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, acts of war, terrorism, terrorist activities, inability to obtain services, labor, or materials or reasonable substitutes therefore, governmental actions, civil commotions, fire, flood, earthquake or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease and except as to Tenant’s obligations under Article 6 and Article 8 of this Lease and Section 19(f) of this Lease (collectively, a “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure.

(w)Counterparts. This Lease may be executed in several counterparts, each of which shall be deemed an original, and all of which shall constitute but one and the same instrument.

(x)Waiver of Arizona Revised Statutes Section 33-343. Tenant hereby waives any statutory and common law rights of termination (including the provisions of Arizona Revised Statutes § 33-343) which may arise by reason of any partial or total destruction of the Premises which Landlord is obligated to restore or may restore under any of the provisions of this Lease.

(y)Waiver of Trial by Jury. Landlord and Tenant waive their right to trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use of or occupancy of the Premises, and any emergency statutory or any other statutory remedy.

(z)Patriot Act. Tenant represents and warrants to, and covenants with, Landlord that neither Tenant nor any of its respective constituent owners or affiliates currently are, or shall be at any time during the Lease Term, in violation of any laws relating to terrorism or money laundering, including without limitation Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism and/or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (“USA Patriot Act”).

[SIGNATURE PAGE TO FOLLOW]

SIGNATURE PAGE TO OFFICE LEASE

IN WITNESS WHEREOF, the parties have executed this Lease to be effective as of the Date of this Lease.

“LANDLORD”	“TENANT”

LPC CORRIDORS, LLC	EVO TRANSPORTATION & ENERGY
an Arizona limited liability company	SERVICES, INC., a Delaware corporation

By:	/s/ Kevin Perkins	By:	/s/ Thomas Abood
Name:	Kevin Perkins	Name:	Thomas Abood
Title:	authorized agent, member	Title:	Chief Executive Officer

EXHIBIT A-1

LEGAL DESCRIPTION OF THE PROJECT

THE LAND REFERRED TO HEREIN BELOW IS SITUATED PHOENIX, IN THE COUNTY OF MARICOPA, STATE OF ARIZONA, AND IS DESCRIBED AS FOLLOWS:

PARCEL NO. 1:

LOT 1, THE CORRIDORS-PHOENIX UNIT 1, ACCORDING TO THE PLAT OF RECORD IN THE OFFICE OF THE COUNTY RECORDER OF MARICOPA COUNTY, ARIZONA, RECORDED IN BOOK 571 OF MAPS PAGE 35.

PARCEL NO. 2:

AN EASEMENT FOR VEHICULAR AND PEDESTRIAN INGRESS AND EGRESS, UNDERGROUND UTILITY LINES AND FOR THE CONSTRUCTION AND MAINTENANCE OF SIGNS AND RELATED LANDSCAPING AND LIGHTING IN THE COMMON AREA AS CREATED IN DECLARATION OF EASEMENTS AND PROTECTIVE COVENANTS FOR THE CORRIDORS-PHOENIX RECORDED APRIL 10, 2001 AS RECORDING NO. 2001-266459 OF OFFICIAL RECORDS; FIRST AMENDMENT RECORDED AS RECORDING NO. 2001-464449 OF OFFICIAL RECORDS: SECOND AMENDMENT RECORDED AS RECORDING NO. 2002-792756 OF OFFICIAL RECORDS AND THIRD AMENDMENT RECORDED AS RECORDING NO. 2004-1510668 OF OFFICIAL RECORDS; FOURTH AMENDMENT RECORDED AS RECORDING NO. 2007-126495 OF OFFICIAL RECORDS; FIFTH AMENDMENT RECORDED AS RECORDING NO. 2007-860377 OF OFFICIAL RECORDS: SIXTH AMENDMENT RECORDED AS RECORDING NO. 2008-882047 OF OFFICIAL RECORDS; SEVENTH AMENDMENT RECORDED AS RECORDING NO. 2009-533751 OF OFFICIAL RECORDS; EIGHTH AMENDMENT RECORDED AS RECORDING NO. 2010-9882 OF OFFICIAL RECORDS; NINTH AMENDMENT RECORDED AS RECORDING NO. 2015-115317 OF OFFICIAL RECORDS.

PARCEL NO. 3:

A PORTION OF LOT 5 OF THE RE-PLAT OF LOT 5, THE CORRIDORS-PHOENIX UNIT 2, ACCORDING TO BOOK 662 OF MAPS PAGE 46, RECORDS OF MARICOPA COUNTY, ARIZONA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT A BRASS CAP IN A HOLE AT THE INTERSECTION OF 19TH AVENUE AND PINNACLE PEAK ROAD, FROM WHICH A BRASS CAP IN A HANDHOLE AT THE EAST QUARTER CORNER OF SAID SECTION 13 BEARS SOUTH 00 DEGREES 11 MINUTES 36 SECONDS EAST, A DISTANCE OF 2643.48 FEET;

THENCE NORTH 89 DEGREES 57 MINUTES 13 SECONDS WEST, ALONG THE MONUMENT LINE OF SAID PINNACLE PEAK ROAD, A DISTANCE OF 80.88 FEET TO A POINT OF CURVE TO THE RIGHT HAVING A RADIUS OF 2,291.82 FEET;

Exhibit A-1 - 1

THENCE WESTERLY ALONG THE ARC OF SAID CURVE, THROUGH A CENTRAL ANGLE OF 19 DEGREES 23 MINUTES 23 SECONDS, A DISTANCE OF 775.59 FEET;

THENCE SOUTH 19 DEGREES 26 MINUTES 05 SECONDS WEST, LEAVING SAID MONUMENT LINE, A DISTANCE OF 55.00 FEET TO A POINT ON THE SOUTH RIGHT OF WAY LINE OF SAID PINNACLE PEAK ROAD AND THE POINT OF BEGINNING OF THE PARCEL HEREIN DESCRIBED, SAID POINT ALSO THE BEGINNING OF A CURVE TO THE LEFT, OF WHICH THE RADIUS POINT LIES NORTH 19 DEGREES 26 MINUTES 10 SECONDS EAST, A RADIAL DISTANCE OF 2,346.83 FEET;

THENCE EASTERLY ALONG THE ARC OF SAID CURVE AND SAID SOUTH RIGHT OF WAY LINE, THROUGH A CENTRAL ANGLE OF 10 DEGREES 20 MINUTES 02 SECONDS, A DISTANCE OF 423.28 FEET;

THENCE SOUTH 36 DEGREES 26 MINUTES 14 SECONDS EAST, A DISTANCE OF 17.09 FEET;

THENCE SOUTH 08 DEGREES 10 MINUTES 17 SECONDS WEST, A DISTANCE OF 10.00 FEET TO THE POINT OF CURVE OF A NON TANGENT CURVE TO THE LEFT, OF WHICH THE RADIUS POINT LIES NORTH 08 DEGREES 48 MINUTES 12 SECONDS EAST, A RADIAL DISTANCE OF 2,368.82 FEET;

THENCE EASTERLY ALONG THE ARC OF SAID CURVE, THROUGH A CENTRAL ANGLE OF 01 DEGREES 15 MINUTES 27 SECONDS, A DISTANCE OF 51.99 FEET;

THENCE SOUTH 07 DEGREES 31 MINUTES 32 SECONDS WEST, LEAVING SAID SOUTH RIGHT OF WAY LINE, A DISTANCE OF 531.03 FEET TO A POINT ON THE SOUTH LINE OF SAID LOT 5;

THENCE NORTH 89 DEGREES 58 MINUTES 02 SECONDS WEST ALONG SAID SOUTH LINE, A DISTANCE OF 522.40 FEET;

THENCE NORTH 00 DEGREES 01 MINUTES 59 SECONDS EAST, A DISTANCE OF 132.46 FEET TO THE POINT OF CURVE OF A NON TANGENT CURVE TO THE RIGHT, OF WHICH THE RADIUS POINT LIES NORTH 18 DEGREES 16 MINUTES 02 SECONDS EAST, A RADIAL DISTANCE OF 2,950.65 FEET;

THENCE WESTERLY ALONG THE ARC OF SAID CURVE, THROUGH A CENTRAL ANGLE OF 01 DEGREES 10 MINUTES 59 SECONDS, A DISTANCE OF 60.93 FEET;

THENCE NORTH 19 DEGREES 26 MINUTES 05 SECONDS EAST, A DISTANCE OF 540.00 FEET TO THE POINT OF BEGINNING OF THE PARCEL HEREIN DESCRIBED.

Exhibit A-1 - 2

PARCEL NO. 4:

AN EASEMENT FOR PRIVATE ACCESS AND VEHICULAR INGRESS AND EGRESS, UNDERGROUND UTILITY LINES AND FOR THE CONSTRUCTION AND MAINTENANCE OF SIGNS AND RELATED LANDSCAPING AND LIGHTING IN THE COMMON AREAS AS CREATED IN DECLARATION OF EASEMENT AND PROTECTIVE COVENANTS FOR THE CORRIDORS-PHOENIX RECORDED AS RECORDING NO. 2001-286459 OF OFFICIAL RECORDS; FIRST AMENDMENT RECORDED AS RECORDING NO. 2001-464449 OF OFFICIAL RECORDS; SECOND AMENDMENT RECORDED AS RECORDING NO. 2002-792756 OF OFFICIAL RECORDS AND THIRD AMENDMENT RECORDED AS RECORDING NO. 2004-1510668 OF OFFICIAL RECORDS; FOURTH AMENDMENT RECORDED AS RECORDING NO. 2007-126495 OF OFFICIAL RECORDS; FIFTH AMENDMENT RECORDED AS RECORDING NO. 2007-860377 OF OFFICIAL RECORDS; SIXTH AMENDMENT RECORDED AS RECORDING NO. 2008-882047 OF OFFICIAL RECORDS; SEVENTH AMENDMENT RECORDED AS RECORDING NO. 2009-533751 OF OFFICIAL RECORDS; EIGHTH AMENDMENT RECORDED AS RECORDING NO. 2010-9882 OF OFFICIAL RECORDS; NINTH AMENDMENT RECORDED AS RECORDING NO. 2015-115317 OF OFFICIAL RECORDS.

Exhibit A-1 - 3

EXHIBIT A-2

FLOOR PLAN (“Final Plans”)

remove wall
glass
new vinyl wood plank open break room
vinyl wood plank flooring

* space fit requirements
10 private offices
fit maximum # of 4x6 cubicles
built in reception desk
open updated break room with new cabinets, sink,etc.
phone board in break room & covered.

Elock front doors
NEST thermostats
New lighting fixtures
blinds to be repaired or replaced
new flooring throughout
new paint
add side lights by doors

Exhibit A-2 - 1

EXHIBIT A-3

Formal floor plan

[Attached]

Exhibit A-3 - 1

Exhibit A-3 - 2

EXHIBIT A-4

Construction specifications

[Attached]

Exhibit A-4 - 1

Exhibit A-4 - 2

Exhibit A-4 - 3

Exhibit A-4 - 4

Exhibit A-4 - 5

EXHIBIT B

WORK LETTER

THIS WORK LETTER is attached as Exhibit B to the Office Lease between LPC Corridors, LLC, an Arizona limited liability company, as Landlord, and EVO Transportation & Energy Services Inc., a Delaware corporation, as Tenant, and constitutes the further agreement between Landlord and Tenant as follows:

(a)Tenant Improvements. Landlord, at Landlord’s sole cost and expense, agrees to furnish or perform those items of construction and those improvements (the “Tenant Improvements”) specified in the Final Plans (as defined in Paragraph (b) below) and shall include the specific items described in Paragraph (d), below). Landlord’s construction obligations shall be limited solely to the Tenant Improvements specified in the Final Plans, all using building standard materials and finishes unless otherwise expressly noted in the Final Plans.

(b)Space Planner. Attached as Exhibit A-2 is a preliminary space plan; attached as Exhibit A-3 and Exhibit A-4, respectively, is a formal floor plan, and the construction specification (said floor plan and specifications, collectively, the “Final Plans”). The Final Plans include the complete and final layout for the Premises.

(c)Construction. Landlord shall commence construction of the Tenant Improvements promptly following Landlord’s receipt of any necessary permits. Landlord shall diligently pursue completion of construction of the Tenant Improvements and use its commercially reasonable efforts to complete construction of the Tenant Improvements as soon as reasonably practicable. Unless approved by Landlord under paragraph (f), below, Landlord shall not be required to complete any improvements that are not included in the Final Plans.

(d)Certain Construction Specifications. Landlord will deliver the space in turnkey condition in accordance with the Final Plans, including:

•

Front entry card access/system will be arranged by Tenant and Tenant’s expense (system to be left in place upon move-out), subject, however, to Landlord reimbursing Tenant up to $7,500 towards such system, said reimbursement to be made promptly upon presentation by Tenant to Landlord of reasonable proof of payment towards such expense

•	Built in reception desk, vinyl wood plan flooring, glass wall & door into extended conference room
•	New paint
•	New flooring with carpet and vinyl wood plank in areas
•	Replace all cabinets and sink
•	Replace all lighting fixtures
•	Replace damaged ceiling tiles
•	Add offices

Exhibit B-1

•	Extend break room
•	Add side lights next to office doors
•	Replace and/or repair window blinds (front reception area will need heat reducing blinds of some kind along with the SEC office).

(e)Change Order. If Tenant shall desire any changes to the Final Plans, Tenant shall so advise Landlord in writing and Landlord shall determine whether such changes can be made in a reasonable and feasible manner. Any and all costs of reviewing any requested changes, and any and all costs of making any changes to the Tenant Improvements which Tenant may request and which Landlord may agree to shall be at Tenant’s sole cost and expense and shall be paid to Landlord upon demand and before execution of the change order. In no event shall Landlord be obligated to perform any Tenant Improvements which would extend the construction period past the anticipated Commencement Date identified in Item 9 of the Basic Lease Provisions, unless such extension was mutually agreed to in writing by Landlord and Tenant prior to the commencement of said construction. If Landlord approves Tenant’s requested change, addition, or alteration, the Space Planner, at Tenant’s sole cost and expense, shall complete all working drawings necessary to show the change, addition or alteration being requested by Tenant.

(f)Substantial Completion. “Substantial Completion” of construction of the Tenant Improvements shall be defined as the date upon which the Space Planner or other consultant engaged by Landlord determines that the Tenant Improvements have been substantially completed in accordance with the Final Plans and the Premises has been delivered to Tenant, including with any certificate of occupancy (if any is required in connection with such work) except for such items that constitute minor defects or adjustments which can be completed after occupancy without causing any material interference with Tenant’s use of the Premises (so called “Punch List” items). After the completion of the Tenant Improvements, Tenant shall, upon demand, execute and deliver to Landlord a letter of acceptance of improvements performed on the Premises. The term “Tenant Delay” shall include, without limitation, any material delay in the completion of construction of Tenant Improvements resulting from (i) Tenant’s failure to comply with the provisions of this Work Letter, (ii) delay in work caused by submission by Tenant of a request for any change order following Tenant’s approval of the Final Plans, or for the implementation of any change order, or (iii) any material delay by Tenant in timely submitting comments or approvals to the Final Plans or Landlord’s request for any clarification or specifications needed from Tenant to complete construction. The failure of Tenant to take possession of or to occupy the Premises shall not serve to relieve Tenant of obligations arising on the Commencement Date or delay the payment of Rent by Tenant.

Exhibit B-2

EXHIBIT C

STANDARDS FOR UTILITIES, SERVICES AND SIGNAGE

The following are the Project Standards for utilities and services. Landlord reserves the right to adopt such reasonable, nondiscriminatory modifications and additions hereto as it deems appropriate.

1.Landlord shall, subject to the limitations and provisions hereinafter set forth in this Exhibit C:

(a)Provide to the Premises, heating, ventilation, and air conditioning (HVAC). Landlord shall not be responsible for room temperatures and conditions in the Premises if the lighting and receptacle load for Tenant’s equipment and fixtures exceed those listed in paragraph (c) hereof, if the Premises are used for other than general office purposes or if the Building standard blinds or curtains in the Premises are not closed so as to screen the sun’s rays.

(b)Furnish to the Premises, electric current for routine lighting and the operation of general office machines such as typewriters, dictating equipment, desk model adding machines, and the like, which use 110 volt electric power, not to exceed the reasonable capacity of Building standard office lighting and receptacles, and not in excess of limits imposed or recommended by governmental authority.

(c)Provide, at Landlord’s expense, Building standard suite entry and directory signage in the size and style or lettering typically used by Landlord. The number of individual names listed on the Building directory or directories shall be subject to such limitation as shall be established from time to time by Landlord. Tenant may, if desired by Tenant, but subject to the review and approval of Landlord, and at Tenant’s sole expense, install its name on one (1) panel on the Project monument sign; provided, however, that the sign panel position shall be determined by Landlord in its sole and absolute discretion.

2.No data processing equipment, other special electrical equipment (excluding personal computers utilizing 110 volt electric power), air conditioning or heating units, or plumbing additions shall be installed, nor shall any changes to the Building HVAC, electrical or plumbing systems be made without the prior written consent of Landlord, which consent shall be subject to Landlord’s sole and absolute discretion. In the case of any such change, Landlord reserves the right to designate and/or approve the contractor to be used. Any permitted installations shall be made under Landlord’s supervision.

3.Landlord shall not provide reception outlets or television or radio antennas for television or radio broadcast reception, and Tenant shall not install any such equipment without prior written approval from Landlord.

4.Tenant will not, without the prior written consent of Landlord, use any apparatus, machine or device in the Premises, including, without limitation, duplicating machines, electronic data processing machines, punch card machines and machines using current in excess of 110 volts, which will in any way increase the amount of electricity or water usually furnished or supplied for

Exhibit C-1

use of the Premises as general office space, nor connect with electric current, except through existing electrical outlets in the Premises, any apparatus or device for the purpose of using electric current in excess of that usually furnished or supplied for use of the Premises as general office space.

5.Tenant agrees to cooperate fully at all times with Landlord, and to abide by all regulations and requirements which Landlord may prescribe for the proper functioning and protection of the Building HVAC, electrical, plumbing and other systems. Tenant shall comply with all laws, statutes, ordinances and governmental rules and regulations now in force or which may hereafter be enacted or promulgated in connection with Building services furnished to the Premises, including, without limitation, any governmental rule or regulation relating to the heating and cooling of the Building.

Exhibit C-2

EXHIBIT D

BUILDING RULES AND REGULATIONS

1.The sidewalks, entrances, passages, courts, vestibules, stairways and corridors of halls shall not be obstructed or used for any purpose other than ingress and egress. The halls, passages, entrances, stairways, balconies and roof are not for the use of the general public, and the Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence, in the judgment of the Landlord, shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom the Tenant normally deals only for the purpose of conducting its business in the Premises (such as clients, customers, office suppliers and equipment vendors, and the like) unless such persons are engaged in illegal activities. No tenant and no employees of any tenant shall go upon the roof of the Building without the written consent of Landlord.

2.No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than Landlord standard window coverings. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent, of a quality, type, design and bulb color approved by Landlord. Neither the interior nor the exterior of any windows shall be coated or otherwise sunscreened without the written consent of Landlord. At any time during the Lease Term, upon thirty (30) days prior written Notice to the tenants of the Building, Landlord can designate the Building as a “no smoking building,” and enforce a no smoking rule within the Building and Project.

3.No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by any tenant on, about or from any part of the Premises, the Building or the Project without the prior written consent of the Landlord. If the Landlord shall have given such consent at the time, whether before or after the execution of this Lease, such consent shall in no way operate as a waiver or release of any of the provisions hereof or of this Lease, and shall be deemed to relate only to the particular sign, advertisement or notice so consented to by the Landlord and shall not be construed as dispensing with the necessity of obtaining the specific written consent of the Landlord with respect to each and every such sign, advertisement or notice other than the particular sign, advertisement or notice, as the case may be, so consented to by the Landlord. In the event of the violation of the foregoing by any tenant, Landlord may remove or stop same without any liability, and may charge the expense incurred in such removal or stopping to such tenant. Interior signs on doors and the directory tablet shall be inscribed, painted or affixed for each tenant by the Landlord at the expense of such tenant, and shall be of a size, color and style acceptable to the Landlord. The directory tablet will be provided exclusively for the display of the name and location of tenants only and Landlord reserves the right to exclude any other names therefrom. Nothing may be placed on the exterior of corridor walls or corridor doors other than Landlord’s standard lettering.

4.The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into halls, passageways or other public places in the Building shall not be covered or obstructed by any tenant, nor shall any bottles, parcels or other articles be placed on the window sills. Tenant shall see that the windows, transoms and doors of the Premises are closed and securely

Exhibit D-1

locked before leaving the Building and must observe strict care not to leave windows open when it rains. Tenant shall exercise extraordinary care and caution that all water faucets or water apparatus are entirely shut off before Tenant or Tenant’s employees leave the Building, and that all electricity, gas or air shall likewise be carefully shut off, so as to prevent waste or damage. Tenant shall cooperate with Landlord in obtaining maximum effectiveness of the cooling system by closing window coverings when the sun’s rays fall directly on the windows of the Premises. Tenant shall not tamper with or change the setting of any thermostats or temperature control valves.

5.The toilet rooms, water and wash closets and other plumbing fixtures shall not be used for any purpose other than those for which they were considered, and no sweepings, rubbish, rags or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose subtenants, assignees or any of their servants, employees, agents, visitors or licensees shall have caused the same.

6.No tenant shall mark, paint, drill into, or in any way deface any part of the Premises, the Building or the Project. No boring, cutting or stringing of wires or laying of linoleum or other similar floor coverings shall be permitted, except with the prior written consent of the Landlord and as the Landlord may direct.

7.No bicycles, vehicles, or animals (other than guide dogs (e.g. seeing eye dogs)) of any kind shall be brought into or kept in or about the Premises, and no cooking shall be done or permitted by any tenant on the Premises, except that the preparation of coffee, tea, hot chocolate and similar items (including those suitable for microwave heating) for tenants and their employees shall be permitted, provided that the power required therefor shall not exceed that amount which can be provided by a 30 amp circuit. No tenant shall cause or permit any unusual or objectionable odors to be produced or permeate the Premises. Smoking or carrying lighted cigars, cigarettes or pipes in the Building is prohibited.

8.The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the permitted use of the Premises. No tenant shall occupy or permit any portion of the Premises to be occupied as an office for a public stenographer or typist, or for the manufacture or sale of liquor, narcotics, or tobacco (except by a cigarette vending machine for use by Tenant’s employees) in any form, or as a medical office, or as a barber or manicure shop, or as an employment bureau, without the express written consent of Landlord. No tenant shall engage or pay any employees on the Premises except those actually working for such tenant on the Premises nor advertise for laborers giving an address at the Premises. The Premises shall not be used for lodging or sleeping or for any immoral or illegal purposes.

9.No tenant shall make, or permit to be made any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, phonograph, unusual noise, or in any other way. No tenant shall throw anything out of doors, windows or skylights or down the passageways.

10.No tenant, subtenant or assignee nor any of their servants, employees, agents, visitors or licensees shall at any time bring or keep upon the Premises any inflammable, combustible or explosive fluid, chemical or substance.

Exhibit D-2

11.No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in existing locks or the mechanisms thereof. Each tenant must, upon the termination of his tenancy, restore to Landlord all keys of stores, offices, and toilet rooms, either furnished to, or otherwise procured by, such tenant and in the event of the loss of keys so furnished, such tenant shall pay to Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such changes.

12.All removals, or the carrying in or out of any safes, freight, furniture, or bulky matter of any description must take place during the hours which Landlord shall determine from time to time, without the express written consent of Landlord. The moving of safes or other fixtures or bulky matter of any kind must be done upon previous notice to the Project Management Office and under its supervision, and the persons employed by any tenant for such work must be acceptable to the Landlord. Landlord reserves the right to inspect all safes, freight or other bulky articles to be brought into the Building and to exclude from the Building all safes, freight or other bulky articles which violate any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part. Landlord reserves the right to prescribe the weight and position of all safes, which must be placed upon supports approved by Landlord to distribute the weight.

13.No tenant shall purchase spring water, ice, towel, janitorial maintenance or other similar services from any person or persons not approved by Landlord.

14.Landlord shall have the right to prohibit any advertising by any tenant which, in Landlord’s opinion, tends to impair the reputation of the Building or the Project or its desirability as an office location, and upon written Notice from Landlord, any tenant shall refrain from or discontinue such advertising.

15.Landlord reserves the right to exclude from the Building between the hours of 6:00 P.M. and 7:00 A.M. and at all hours on Saturday, Sunday and legal holidays all persons who do not present a pass or card key to the Building approved by the Landlord. Each tenant shall be responsible for all persons who enter the Building with or at the invitation of such tenant and shall be liable to Landlord for all acts of such persons. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of an invasion, mob riot, public excitement or other circumstances rendering such action advisable in Landlord’s opinion, Landlord reserves the right, without abatement of Rent, to require all persons to vacate the Building and to prevent access to the Building during the continuance of the same for the safety of the tenants, the protection of the Building, and the property in the Building.

16.Any persons employed by any tenant to do janitorial work shall, while in the Building and outside of the Premises, be subject to and under the control and direction of the Project Management Office (but not as an agent or servant of said Office or of the Landlord), and such tenant shall be responsible for all acts of such persons.

17.All doors opening onto public corridors shall be kept closed, except when in use for ingress and egress.

Exhibit D-3

18.The requirements of Tenant will be attended to only upon application to the Project Management Office.

19.Canvassing, soliciting and peddling in the Building are prohibited and each tenant shall report and otherwise cooperate to prevent the same.

20.All office equipment of any electrical or mechanical nature shall be placed by Tenant in the Premises in settings approved by Landlord, to absorb or prevent any vibration, noise or annoyance.

21.No air conditioning unit or other similar apparatus shall be installed or used by any tenant without the written consent of Landlord.

22.There shall not be used in any space, or in the public halls of the Building, either by any tenant or others, any hand trucks, except those equipped with rubber tires and rubber side guards.

23.No vending machine or machines of any description shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

24.The scheduling of tenant move-ins shall be subject to the reasonable discretion of Landlord.

25.If the Tenant desires telephone or telegraph connections, the Landlord will direct electricians as to where and how the wires are to be introduced. No boring or cutting for wires or otherwise shall be made without direction from the Landlord.

26.The term “personal goods or services vendors” as used herein means persons who periodically enter the Building of which the Premises are a part for the purpose of selling goods or services to a tenant, other than goods or services which are used by the Tenant only for the purpose of conducting its business in the Premises. “Personal goods or services” include, but are not limited to, drinking water and other beverages, food, barbering services and shoe shining services. Landlord reserves the right to prohibit personal goods and services vendors from access to the Building except upon Landlord’s prior written consent and upon such reasonable terms and conditions, including, but not limited to, the payment of a reasonable fee and provision for insurance coverage, as are related to the safety, care and cleanliness of the Building, the preservation of good order thereon, and the relief of any financial or other burden on Landlord or other tenants occasioned by the presence of such vendors or the sale by them of personal goods or services to the Tenant or its employees. If necessary for the accomplishment of these purposes, Landlord may exclude a particular vendor entirely or limit the number of vendors who may be present at any one time in the Building.

27.Non-Smoking Building. The Building is a non-smoking building. Smoking is prohibited at all times within the entire Building, including all leased premises, as well as all public/common areas. This prohibition applies during business and non-business hours to restrooms, lobbies, stairwells, common hallways, the lunchroom and any other public/common area, as well as to all areas within the Premises by Tenants. Smoking is only permitted in the designated smoking area outside the Building and away from the entrances to the Building.

Exhibit D-4

28.Weapons Prohibited. The Building and Project is a weapons free environment. No tenant, owner of a tenant, officer or employee of a tenant, visitor of tenant, contractor or subcontractor of tenant, or any other party shall carry weapons (concealed or not) of any kind in the building, or parking areas. This prohibition applies to all public areas, including without limitation, restrooms, lobbies, stairwells, common hallways, all areas within the leased premises of tenants, all surface parking areas and the surrounding land related to the building.

Exhibit D-5

EXHIBIT E

FORM ESTOPPEL CERTIFICATE

The undersigned,                                (“Tenant”), the tenant under that certain Office Lease dated                                    , between Tenant and                                  , a                                               as landlord (“Landlord”) hereby certifies as follows:

1.The Premises (the “Premises”) under the Lease is Suite            ,                                            .

2.The Lease is in full force and effect and has not been modified or amended in any respect except by amendments dated                                         (copies of which are attached).

3.The Lease has not been assigned, encumbered, subleased or transferred in any manner other than:

4.The Commencement Date of the Lease is                                     and the expiration date of the Lease is                                               . There are no options to extend the term of the Lease beyond such expiration date other than                                                     .

5.The present monthly rental under the Lease is $         . The sum of $              representing                month’s Rent has been paid in advance.

6.The security deposit held by Landlord under the Lease is $                      .

7.Rent under the Lease has been paid through the month of                      . Tenant’s estimated share of Operating Costs, Real Estate Taxes and/or Utility payments have been paid through                                     .

8.The Premises are presently occupied by Tenant.

9.Tenant has accepted the Premises without condition or qualification under the Lease and Landlord has completed and complied with all conditions of such acceptance.

10.To the best knowledge of Tenant, neither it nor the Landlord is in default (or will be in default following the delivery of Notice, the passage of time, or both) or claims a default by the other under the Lease, or has any claims, defenses, or rights of offset against payment of Rent under the Lease, except as follows:

11.Tenant acknowledges that Landlord has the right to assign the Lease and the Rent thereunder and to sell, assign, transfer, mortgage or otherwise encumber the Project without the consent of Tenant.

12.Tenant makes this statement for the benefit of                                   with the understanding that                                       intends to rely on this statement in connection with                                    .

Exhibit E-1

IN WITNESS WHEREOF, this certificate has been executed and delivered by the authorized officers or representatives of the undersigned as of

“TENANT”

a

By:
Name:
Title:

Exhibit E-2

EXHIBIT F

TENANT’S INITIAL CERTIFICATE

To:                                                                 (“Landlord”)

Date:

Tenant’s Initial Certificate

The undersigned, as the Tenant under that certain Lease (the “Lease”) dated                        , made and entered into between                                        , a                                       as Landlord, and the undersigned, as Tenant, hereby certifies that:

1.	The undersigned has accepted possession and entered into occupancy of the Premises described in the Lease.

2.	The Commencement Date of the Lease was .

3.	The expiration date of the Lease is .

4.	The Lease is in full force and effect and has not been modified or amended.

5.	Landlord has performed all of its obligations to improve the Premises for occupancy by the undersigned [subject to completion of the punch list items set forth on the attached schedule].

Very truly yours,

a

By:
Name:
Title:

Exhibit F-1

EXHIBIT G

AMERICANS WITH DISABILITIES ACT

Subject to any changes in either Act, Tenant agrees to comply with all requirements of the Americans With Disabilities Act of 1990 (Public Law 101-336 {July 26, 1990}) (“ADA”) and applicable Arizona law, as amended from time to time or hereafter enacted, applicable to the Premises and the Project to accommodate its employees, invitees and customers. Tenant acknowledges that it shall be wholly responsible for any accommodations or alterations which need to be made to the Premises. No provision in this Lease should be construed in any manner as permitting, consenting to or authorizing Tenant to violate requirements under any such Act and any provision to the Lease which could arguably be construed as authorizing a violation of any Act shall be interpreted in a manner which permits compliance with such Act and is hereby amended to permit such compliance.

73321512 v1

Exhibit G-1